UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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FAIRPOINT COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)
. (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FairPoint Communications, Inc. 521 East Morehead Street, Suite 500 Charlotte, NC 28202 (704) 344-8150

April 18, 2013

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of FairPoint Communications, Inc. to be held at 11:00 a.m., EDT, on Monday, June 3, 2013, at The Westin Charlotte, 601 South College Street, Charlotte, North Carolina 28202. The formal notice of annual meeting appears on the next page.

In addition to the formal items of business to be brought before the meeting, I will be pleased to report on the activities of the past year and items of interest about FairPoint.

We look forward to greeting personally those shareholders who are able to be present at the meeting. However, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to complete your proxy, which can be submitted by Internet, telephone or mail, promptly.

Very truly yours,

Paul H. Sunu Director and Chief Executive Officer

FAIRPOINT COMMUNICATIONS, INC.
521 East Morehead Street, Suite 500
Charlotte, North Carolina 28202
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on June 3, 2013
TO THE SHAREHOLDERS:
You are cordially invited to attend the annual meeting of shareholders of FairPoint Communications, Inc., a Delaware corporation, which will be held at The Westin Charlotte, 601 South College Street, Charlotte, North Carolina 28202, on Monday, June 3, 2013, at 11:00 a.m., EDT, for the following purposes:

1.
To elect the eight directors nominated by our board of directors and named in the Proxy Statement to serve until our next annual meeting of shareholders and until their successors are duly elected and qualified;

2.	To approve, by a non-binding advisory vote, our named executive officer compensation;

3.	To consider and vote upon a proposal to ratify the appointment of Ernst &Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

4.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.
You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on April 12, 2013, the record date for the annual meeting.
Whether or not you plan to attend, please complete a proxy promptly --- by Internet, telephone or mail, as instructed on the proxy card --- so that your shares may be represented and voted at the annual meeting.
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on June 3, 2013. On or about April 23, 2013, we will mail a printed copy of this proxy statement, a proxy card and FairPoint's annual report for the year ended December 31, 2012, which we refer to collectively as the proxy materials. The proxy materials will also be available at www.edocumentview.com/FRP.

By Order of the Board of Directors,
Shirley J. Linn
Executive Vice President,
General Counsel and Secretary
April 18, 2013

FAIRPOINT COMMUNICATIONS, INC.
521 East Morehead Street, Suite 500
Charlotte, North Carolina 28202

PROXY STATEMENT
Annual Meeting of Shareholders
to be held on June 3, 2013
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
This proxy statement is being furnished in connection with the solicitation by the board of directors of FairPoint Communications, Inc. of proxies to be voted at the annual meeting of shareholders on June 3, 2013. On or about April 23, 2013, we expect to begin mailing to shareholders of record this proxy statement, the proxy card and a copy of FairPoint's annual report for the year ended December 31, 2012, which we refer to collectively as the proxy materials.
The principal executive offices of FairPoint Communications, Inc., a Delaware corporation, are located at 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202 and our telephone number is (704) 344-8150.
The term "FairPoint" (as well as the words "we," "us" and "our") refers to FairPoint Communications, Inc. excluding its subsidiaries and the term the "Company" refers to FairPoint and its subsidiaries. References to "you" or "your" refer to FairPoint's shareholders.
In this section of the proxy statement, we answer some common questions regarding the annual shareholders meeting and the voting of shares of common stock at the annual meeting.
Where and when will the annual meeting be held?
The date, time and place of the annual meeting are: June 3, 2013 at 11:00 a.m., EDT, at The Westin Charlotte, 601 South College Street, Charlotte, North Carolina 28202.
Why am I receiving this proxy statement?
This proxy statement was prepared under the direction of our board of directors to solicit your proxy for voting at our annual meeting. You have received this proxy statement because our board of directors is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the meeting. But you do not have to attend in order to vote your shares. Instead, you may vote your shares by Internet, telephone or mail, as instructed on the proxy card.
What do I need to attend the annual meeting and when should I arrive?
The annual meeting will be held at The Westin Charlotte, 601 South College Street, Charlotte, North Carolina 28202. Admission to the annual meeting will begin at 10:15 a.m. for the 11:00 a.m. meeting.
In order to be admitted to the annual meeting, you should:

•	Provide enough time to ensure that you are seated by the commencement of the annual meeting at 11:00 a.m.; and

•
Bring photo identification, such as a driver's license, and proof of ownership of FairPoint stock on the record date, April 12, 2013, such as a brokerage statement or letter from a bank or broker indicating ownership on April 12, 2013, a proxy card, legal proxy or voting instruction card provided by your broker, bank or nominee.

Any holder of a proxy from a shareholder must present a properly executed legal proxy and a copy of the proof of ownership.
If you do not provide photo identification and comply with the other procedures outlined above for attending the annual meeting in person, we will be unable to admit you to attend in person.

What can I vote on at the meeting?
There are three matters scheduled to be voted on at the annual meeting:

(1)
The election of the eight directors nominated by our board of directors and named in this proxy statement to serve until our next annual meeting of shareholders and until their successors are duly elected and qualified;

(2)	The approval, by a non-binding advisory vote, of our named executive officer compensation; and

(3)	The consideration and voting upon a proposal to ratify the appointment of Ernst &Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.
In addition, at the annual meeting we will transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.
How does the board of directors recommend that I vote?
The board of directors recommends that you vote your shares "FOR" the election of each of the nominees to the board of directors, "FOR" the approval of our named executive officer compensation and "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2013.
Who can vote?
You can vote your shares of common stock if our records show that you were the owner of the shares as of the close of business on April 12, 2013, the record date for determining the shareholders who are entitled to vote at the annual meeting. As of the close of business on April 12, 2013, there were a total of 26,477,258 shares of our common stock outstanding and entitled to vote at the annual meeting. You get one vote for each share of common stock that you own. Holders of shares of common stock do not have cumulative voting rights.
What is the required vote for approval?
The election of each of our nominees for director requires a plurality of the votes cast at the annual meeting. The approval by a non-binding advisory vote of our named executive officer compensation and the ratification of the appointment of Ernst & Young LLP as our independent auditors require the affirmative vote of the holders of a majority of the shares present and entitled to vote on each such proposal in order to pass.
How are votes counted and what happens if I abstain?
We will hold the annual meeting if shareholders representing the required quorum of shares of common stock entitled to vote either sign and return their proxy card by mail, deliver their proxy via the Internet at the website provided in the proxy materials, deliver their proxy via the toll free number provided on the proxy card or attend the annual meeting. One third of the shares of common stock entitled to vote at the annual meeting present in person or by proxy will constitute a quorum. If you submit a proxy, whether by Internet, telephone or mail, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated on the proxy card.
You may vote "for", "against" or "abstain" on each of the proposals (other than the proposal regarding the election of the eight nominees to the board of directors). With respect to director nominations, you may vote in favor of all nominees, withhold votes on all nominees or vote in favor of and withhold votes as to specific nominees. A share voted "abstain" with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. An abstention will not have any effect on the election of directors. An abstention could prevent the approval of the other proposals because they do not count as affirmative votes, namely the proposal to approve on an advisory basis our named executive officer compensation and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. These two proposals require the affirmative vote of the holders of a majority of the shares present and entitled to vote on each such proposal in order to pass. If you return a signed proxy card without indicating your vote on any matter, the designated proxies will vote to elect all eight directors, approve, on an advisory basis, our named executive officer compensation and ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2013.
Will my shares be voted if I do not provide my proxy?
Depending on the proposal, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the Nasdaq Stock Market LLC (the "NASDAQ") rules to cast votes on certain "routine" matters if they do not receive instructions from their customers. The proposal to ratify the appointment of Ernst & Young LLP as our independent auditors is considered a "routine" matter for which brokerage firms may vote shares without receiving voting instructions. Brokerage firms do not have the authority under the NASDAQ rules to vote on non-routine matters. The election of directors and the approval of our named executive officer compensation are considered non-routine matters. If you do not provide your brokerage firm with voting instructions on these proposals, your shares will not be voted and are called "broker non-votes."
How do I vote?
Shareholders of record may vote in person by attending the annual meeting or before the annual meeting as set forth below. Your vote is very important, so whether you plan to attend the annual meeting or not, we encourage you to vote before the annual meeting in one of the following ways if possible:

•	visiting the website shown on your proxy card, to submit a proxy via the Internet;

•	calling the toll free number shown on your proxy card, to submit a proxy via the telephone; or

•	completing, signing, dating and returning a proxy card by mail.
How do I vote prior to the annual meeting by proxy?
Follow the instructions on the proxy card to vote on the matters to be considered at the annual meeting. The individuals named and designated as proxies on the proxy card will vote your shares as you instruct. If you do not make a selection when you submit your proxy by Internet, telephone or mail, your proxy will be voted as recommended by the board of directors.
What if other matters come up at the annual meeting?
The only matters we now know of that will be voted on at the annual meeting are the proposals we have described in this proxy statement: the proposal to elect directors, the proposal to approve by a non-binding advisory vote our named executive officer compensation and the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013. If other matters are properly presented at the meeting, the designated proxies will vote your shares in their discretion.
Can I change my vote after I return my proxy card?
Yes. At any time before the vote on a proposal, you can change your vote in any of the following ways:

•	by sending a written notice to the corporate secretary of FairPoint that is received prior to the annual meeting stating that you revoke your proxy;

•	by submitting a subsequent proxy by Internet, telephone or mail with a later date; or

•	by attending the annual meeting and voting your shares.
A shareholder whose shares are held in "street name" by its broker and who has directed that person to vote its shares should instruct that person in order to change or revoke its vote.
What do I do if my shares are held in "street name"?
If your FairPoint shares are registered in your name, you are a shareholder of record. If your FairPoint shares are held in the name of your broker, bank or other holder of record, your shares are held in "street name". If your shares are held in the name of your broker, a bank or other holder of record, that party will give you instructions for voting your shares.
You may examine a list of the shareholders of record as of the close of business on April 12, 2013 for any purpose germane to the annual meeting during normal business hours during the 10-day period preceding the date of the meeting at FairPoint's corporate headquarters, located at 521 East Morehead Street, Suite 500, Charlotte, NC 28202. This list will also be made available at the annual meeting.
What do I do if I receive duplicate sets of proxy materials?
You may receive more than one set of proxy materials. This duplication will occur if you have shares registered in different names or your shares are in more than one type of account maintained by Computershare Shareowner Services LLC (formerly BNY Mellon Shareowner Services), our transfer agent. To have all your shares voted, you should vote each set of proxy materials you receive.

What is "householding"?
"Householding" allows companies to deliver only one copy of notices and other proxy materials to multiple shareholders who share the same address (if they appear to be members of the same family) unless the Company has received contrary instructions from an affected shareholder. We do not offer "householding" for shareholders of record. Please contact your broker if you are not a shareholder of record to find out if your broker offers "householding".
Who will count the votes?
Computershare Shareowner Services LLC, our transfer agent, will count the votes and a FairPoint Assistant General Counsel will serve as the inspector of election.
Where do I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting. We will also publish the final results on Form 8-K, which we will file with the Securities and Exchange Commission (the "SEC") within four business days after the annual meeting. Once filed, you can request a copy of the Form 8-K by contacting our Investor Relations department at (866) 377-3747 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also obtain a copy on the Internet at www.fairpoint.com on the "Investor Relations" page, under the "SEC Filings" caption, or through the SEC's electronic data system called EDGAR at www.sec.gov.
Who will conduct this proxy solicitation and who pays for this proxy solicitation?
We have retained Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in the solicitation of proxies. Morrow & Co., LLC may solicit proxies by telephone, facsimile, other forms of electronic transmission and by mail. It is anticipated that the fee for those services will not exceed $6,500 plus reimbursement for customary out-of-pocket expenses. We will pay such fee and expenses. In addition, proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, facsimile, electronic transmission and by mail. None of these persons will receive any extra compensation for doing this.
In addition, we will request that brokerage houses, banks and other custodians or nominees holding shares in their names for others forward proxy materials to their customers or principals who are the beneficial owners of shares and we will reimburse them for their expenses in doing so.
Whom can I call with any questions about my shares?
If you hold shares in "street name", you may contact your broker. If you are a shareholder of record, you may call our transfer agent, Computershare Shareowner Services LLC, at (877) 295-8608 or visit their web site at www.computershare.com/investor.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS
Our board of directors currently consists of eight directors. Paul H. Sunu was appointed as our Chief Executive Officer ("CEO") and a member of our board of directors effective August 24, 2010. Seven members of our board of directors were appointed in accordance with our Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as confirmed, the "Plan") on January 24, 2011 (the "Effective Date"), the date we substantially consummated our reorganization through a series of transactions contemplated by the Plan, and the Plan became effective pursuant to its terms. The seven directors were reelected through a shareholder vote at the 2012 annual meeting of shareholders. In June 2012, one of the seven directors who was appointed on the Effective Date resigned and a new board member, Peter C. Gingold, upon recommendation by a non-management director, was subsequently appointed by our board of directors.
Director Independence
The board of directors considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. Our board of directors has determined that, other than Paul H. Sunu, all of our directors are independent under the criteria for independence set forth in the listing standards of the NASDAQ, and accordingly are independent directors with no material relationship to the Company other than being a director or shareholder of FairPoint. Therefore, we satisfy the NASDAQ requirement that a majority of our board of directors be comprised of independent directors. In addition, our board of directors determined that the member of our board of directors who resigned in June 2012 was independent under the criteria for independence set forth in the listing standards of the NASDAQ.
Directors
The following sets forth selected biographical information for our directors, including their ages as of April 12, 2013.
Dennis J. Austin—Mr. Austin, age 68, has served as an independent telecommunications consultant since 2002.  Mr. Austin previously served as a consultant at BearingPoint, formerly KPMG Consulting and formerly KPMG LLP, from 1995 to 2002, and as vice president at San Francisco Consulting Group ("SFCG") from 1985 to 1995. Prior to joining SFCG, Mr. Austin was vice president of engineering with Dataspeed Inc. from 1983 to 1985 and director of switch engineering, network planning and design at GTE Sprint from 1977 to 1983. Prior to joining GTE Sprint, Mr. Austin served as a member of the technical staff with Bell Telephone Laboratories from 1966 to 1977. Mr. Austin holds a Ph.D. in electrical engineering from Stanford University.
We believe Mr. Austin's qualifications to sit on our board include his significant consulting and leadership experience in the telecommunications industry, as well as his strong technical background.
Peter C. Gingold—Mr. Gingold, age 39, joined Angelo, Gordon & Co. ("Angelo Gordon") in May of 2007 as a vice president and became a director of Angelo Gordon in February 2011, in each case focusing in distressed and leverage credit. Mr. Gingold's background includes significant management experience across several operational roles, positions as an investment banker and functions related to corporate development and strategy.  Mr. Gingold currently serves as a board member of C&D Technologies, Inc. He holds a Bachelor of Science degree from Cornell University and a Master of Business Administration degree from the Columbia University School of Business.
We believe Mr. Gingold's qualifications to sit on our board include his extensive understanding of equity and debt capital markets, as well as his current and past positions on the boards or as board observer of other companies.
Edward D. Horowitz—Mr. Horowitz, age 65, currently serves as the chairman of FairPoint's board of directors. In January 2013, Mr. Horowitz was appointed co-CEO of Encompass Digital Media, a global operator of satellite teleports and digital content management. He remains chairman of EdsLink LLC, a New York City based venture capital firm, which he founded in 2000, and is also a director of Encompass Digital Media.  Mr. Horowitz served as president and CEO of SES-Americom, a communications satellite operator, and as a member of the executive committee of its parent company, SES (SESG, Lux.) from 2005 to 2008.  Before founding EdsLink LLC, Mr. Horowitz was executive vice president of Advanced Development at Citigroup from 1997 through 2000 and was the founder and chairman of e-Citi. Prior to joining Citigroup, from 1989 to 1997, Mr. Horowitz was a senior vice president of Viacom Inc. and a member of its operating committee. Mr. Horowitz serves as a director of On Line Resources Corporation (NASDAQ: ORCC) and the Kenan Institute of Ethics at Duke University and is a trustee of the New York Hall of Science. He received a Bachelor of Science degree in physics from the City College of New York and a Master of Business Administration degree from the Columbia University School of Business.
We believe Mr. Horowitz's qualifications to sit on our board include his breadth of leadership experience in the communications industry, as well as his service as a member of the board of directors of another publicly-traded company.

Michael J. Mahoney—Mr. Mahoney, age 62, previously served as president and CEO of Commonwealth Telephone Enterprises, Inc. ("Commonwealth Telephone") from 2000 to 2007.  Prior to joining Commonwealth Telephone, Mr. Mahoney served as president and chief operating officer of RCN Corporation from 1997 to 2000 and as president and chief operating officer of C-TEC Corporation from 1993 to 1997.  Mr. Mahoney currently serves as a director of Level 3 Communications, Inc. (NYSE: LVLT) and as a trustee of Wilkes University. He received a Bachelor of Science degree in accounting from Villanova University.
We believe Mr. Mahoney's qualifications to sit on our board include his extensive management, operational and financial experience in telecommunications and specifically in businesses similar to ours, his significant regulatory experience and expertise and his service as a director of another publicly-traded company.
Michael K. Robinson—Mr. Robinson, age 56, has served as president and CEO since 2005, and as a director since 2009, of Broadview Networks, Inc. ("Broadview").  Broadview executed a pre-packaged Chapter 11 restructuring in 2012 and exited bankruptcy in November 2012. Mr. Robinson previously served as executive vice president and chief financial officer ("CFO") of US LEC (which is now part of Windstream Corporation) from 1998 to 2005. Prior to 1998, Mr. Robinson spent 10 years as an executive at Alcatel (now Alcatel Lucent). Mr. Robinson also serves as a director of Lumos Networks Corp. (NASDAQ: LMOS). Mr. Robinson received a bachelor's degree in Business and Economics from Emory & Henry College and a Master of Business Administration degree from Wake Forest University.
We believe Mr. Robinson's prior experience in telecommunications, both from an operational and financial perspective, including in non-local exchange carrier environments adds significant perspective to the changing market for communication services. Mr. Robinson also brings an alternate view of state and federal regulations to the board.
Paul H. Sunu—Mr. Sunu, age 57, has served as our CEO since August 2010, prior to which he was CFO of Hargray Communications Group, Inc., a position he had held since 2008.  Mr. Sunu was CFO of Hawaiian Telcom Communications, Inc. from 2007 to 2008 and a managing director and CFO of Madison River Communications Corp. from 1996 to 2007.  He currently serves as the Chairman of the board of directors of Integra Telecom, Inc. and is a former board member of Madison River Communications Corp., Hawaiian Telcom Communications, Inc. and Centennial Communications Corp. He received a Bachelor of Arts degree in public administration from the University of Illinois and a J.D. from the University of Illinois College of Law.
We believe Mr. Sunu's role as CEO of the Company makes him uniquely qualified to serve on our board, as he brings the day to day knowledge of our business to the board and shares his strategic vision with the board as it provides oversight and policy direction for the Company.
David L. Treadwell—Mr. Treadwell, age 58, has been a director of FairPoint since 2011 and serves on a number of other boards in various industries. Mr. Treadwell currently serves on the board of directors of Flagstar Bancorp. Inc. (NYSE: FBC), Visteon Corporation (NYSE: VC) and EP Holdings Corporation and serves as chairman of the board of directors of C&D Technologies, Inc., Revere Industries, LLC and Grow Michigan, LLC. In addition to being the chairman of the board of directors of C&D Technologies, Inc., he served as interim CEO from April 2012 to September 2012. He previously served as president and CEO of EP Management Corporation, formerly known as EaglePicher Corporation, from 2006 through 2011. Mr. Treadwell was EaglePicher Corporation's chief operating officer from 2005 to 2006. Prior to that, he served as CEO of Oxford Automotive, Inc. in 2004 to 2005 through its restructuring. Mr. Treadwell received a Bachelor of Business Administration degree from the University of Michigan, Ann Arbor.
We believe Mr. Treadwell's qualifications to sit on our board include his strong operational and leadership skills and his previous experience outside of the telecommunications industry, as well as his previous experience as a turn-around agent for businesses seeking strategic alternatives.
Wayne Wilson—Mr. Wilson, age 64, a New Hampshire resident, has been an independent business advisor since 2002. From 1995 to 2002, Mr. Wilson served in various roles as president, chief operating officer and CFO of PC Connection, Inc., a Fortune 1000 direct marketer of information technology products and services.  From 1986 to 1995, Mr. Wilson was a partner in the assurance and advisory services practice of Deloitte & Touche LLP.  Mr. Wilson currently serves as a director of ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA), Edgewater Technology, Inc. (NASDAQ: EDGW) and Hologic, Inc. (NASDAQ: HOLX). He previously served as a director of Cytyc Corporation. Mr. Wilson received a Bachelor of Arts degree in political science from Duke University and a Master of Business Administration degree from the University of North Carolina at Chapel Hill. He is a certified public accountant in New Hampshire and North Carolina.
We believe Mr. Wilson's qualifications to sit on our board include his strong accounting and finance understanding gained from years as a certified public accountant in industry and with a major public accounting firm. This allows him to provide leadership to the Company's audit committee. Mr. Wilson's qualifications also include his experience as a director on the boards of multiple publicly-traded companies. Mr. Wilson also fulfills the regulatory requirement that at least one member of our board reside in northern New England, as Mr. Wilson is a resident of New Hampshire.

Committees of the Board of Directors
Our board of directors has four separately designated standing committees: an audit committee, a compensation committee, a corporate governance and nominating committee and a regulatory committee.
Audit Committee
Our audit committee consists of Michael J. Mahoney, Michael K. Robinson and Wayne Wilson, and met nine times during 2012. Mr. Wilson is the chair of our audit committee. All such audit committee members satisfy the independence criteria set forth in the listing standards of the NASDAQ and the applicable provisions of the Securities Exchange Act of 1934 (the "Exchange Act"). Mr. Wilson, Mr. Mahoney and Mr. Robinson are qualified as audit committee financial experts within the meaning of item 407(d)(5)(ii) of Regulation S-K under the Exchange Act and our board of directors has determined that they have the requisite accounting and related financial management expertise within the meaning of the listing standards of the NASDAQ. The SEC has determined that the audit committee financial expert designation does not impose on any person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation.
Among other functions, the principal duties and responsibilities of our audit committee are to select and appoint our independent registered public accounting firm, oversee the quality and integrity of our financial reporting and the audit of our financial statements by our independent registered public accounting firm and, in fulfilling its obligations, our audit committee reviews with our management and independent registered public accounting firm the scope and results of the annual audit, our accounting firm's independence and our accounting policies.
The audit committee is required to report regularly to our board of directors to discuss any issues that arise with respect to risks facing the Company, the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, the performance and independence of our independent registered public accounting firm and the performance of the internal audit function. For further discussion of the board's and the audit committee's role in the risk oversight of the Company, see "—Policies Relating to Our Board of Directors—Risk Assessment" herein.
A copy of our audit committee charter can be found on our website at www.fairpoint.com on the "Investor Relations" page, under the "Corporate Governance" caption. In addition, a copy of our audit committee charter is available free of charge upon request directed to our secretary at: Secretary, FairPoint Communications, Inc., 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202.
Compensation Committee
Our compensation committee consists of Peter C. Gingold, Edward D. Horowitz and David L. Treadwell and met four times during 2012. Mr. Horowitz is the chair of our compensation committee. Mr. Gingold was appointed to the compensation committee effective August 20, 2012, replacing Todd W. Arden, who served on the compensation committee until his resignation effective June 22, 2012. All such compensation committee members satisfy the independence criteria set forth in the listing standards of the NASDAQ.
Among other functions, our compensation committee oversees the compensation of our CEO and other executive officers, including plans and programs relating to cash compensation, incentive compensation, equity based awards and other benefits and perquisites and administers any such plans or programs as required by the terms thereof.
A copy of our compensation committee charter can be found on our website at www.fairpoint.com on the "Investor Relations" page, under the "Corporate Governance" caption. In addition, a copy of our compensation committee charter is available free of charge upon request directed to our secretary at: Secretary, FairPoint Communications, Inc., 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202.
Corporate Governance and Nominating Committee
Our corporate governance and nominating committee consists of Edward D. Horowitz, David L. Treadwell and Wayne Wilson, and met four times during 2012. Mr. Treadwell is the chair of our corporate governance and nominating committee. All such corporate governance and nominating committee members satisfy the independence criteria set forth in the listing standards of the NASDAQ.
Among other functions, the principal duties and responsibilities of our corporate governance and nominating committee are to identify qualified individuals to become board members, recommend to our board of directors individuals to be designated as nominees for election as directors at the annual meetings of shareholders and develop and recommend to our board of directors our corporate governance guidelines.

A copy of our corporate governance and nominating committee charter can be found on our website at www.fairpoint.com on the "Investor Relations" page, under the "Corporate Governance" caption. In addition, a copy of our corporate governance and nominating committee charter is available free of charge upon request directed to our secretary at: Secretary, FairPoint Communications, Inc., 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202.
Regulatory Committee
Our regulatory committee consists of Dennis J. Austin, Michael J. Mahoney and Michael K. Robinson and met four times during 2012. Mr. Mahoney is the chair of our regulatory committee. Among other functions, our regulatory committee's primary responsibility is to oversee the Company's compliance with regulatory requirements and reporting.
A copy of our regulatory committee charter can be found on our website at www.fairpoint.com on the "Investor Relations" page, under the "Corporate Governance" caption. In addition, a copy of our regulatory committee charter is available free of charge upon request directed to our secretary at: Secretary, FairPoint Communications, Inc., 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202.
Attendance of Directors
During 2012, the board of directors held six meetings. Each director attended at least 75% of the aggregate of the total number of meetings held by the board of directors and the total number of meetings held by all committees of the board of directors on which he served, which meetings were held when he was a director.
Corporate Governance
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. This code of business conduct and ethics is designed to comply with the SEC regulations and the NASDAQ listing standards related to codes of conduct and ethics and is posted on our corporate website at www.fairpoint.com on the "Investor Relations" page, under the "Corporate Governance" caption. A copy of our code of business conduct and ethics is available free of charge upon request directed to our secretary at: Secretary, FairPoint Communications, Inc., 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202.
Code of Ethics for Financial Professionals
We have also adopted a code of ethics for financial professionals as required by the SEC under Section 406 of the Sarbanes—Oxley Act of 2002. This code sets forth written standards that are designed to deter wrongdoing and to promote honest and ethical conduct by our senior financial officers, including our CEO, and is a supplement to our code of business conduct and ethics. In addition to applying to our CEO, CFO, Chief Accounting Officer and Treasurer, this code applies to all of the other persons employed by us who have significant responsibility for preparing or overseeing the preparation of our financial statements and the other financial data included in our periodic reports filed with the SEC and in other public communications made by us that are designated from time to time by our CFO as senior financial professionals. Our code of ethics for financial professionals is posted on our corporate website at www.fairpoint.com on the "Investor Relations" page, under the "Corporate Governance" caption. A copy of our code of ethics for financial professionals is available free of charge upon request directed to our secretary at: Secretary, FairPoint Communications, Inc., 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202.
Corporate Governance Guidelines
We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors' expectations as to how it should perform its functions. Our corporate governance guidelines are posted on our corporate website at www.fairpoint.com on the "Investor Relations" page, under the "Corporate Governance" caption. A copy of our corporate governance guidelines is available free of charge upon request directed to our secretary at: Secretary, FairPoint Communications, Inc. 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202.
Policies Relating to our Board of Directors
Nomination and Selection of Directors
Our corporate governance and nominating committee identifies and evaluates potential director candidates in a variety of ways. Recommendations may come from current members of our board of directors, professional search firms, members of management, shareholders or other persons. In assessing the qualifications of potential nominees, the corporate governance and nominating committee may rely on personal interviews or discussions with the candidate and others familiar with the candidate's professional background, on third-party background and reference checks and on such other due diligence information as is reasonably available. Although we do not have a formal policy regarding board diversity, when evaluating candidates for nomination as a director, the corporate governance and nominating committee does consider diversity in its many forms, including, among others, experience, skills, ethnicity, race and gender. We believe a diverse board, as so defined, provides for different points of view and debate among our board members and enhances the effectiveness of our board of directors. We believe we have a diverse board of directors, which includes one or more current and/or former CEOs, CFOs, chief operating officers, equity and debt investors, securities analysts and investment bankers, expertise in a variety of industries and subcategories of the communications industry such as cable and satellite, and business people and individuals of different ethnicity, views and backgrounds. The corporate governance and nominating committee must be satisfied that the candidate possesses the highest professional and personal ethics and values and has broad experience and diversity at the policymaking level in business, government, education or public interest before the corporate governance and nominating committee will recommend a candidate as a nominee to our board of directors.
Leadership Structure
We separate the roles of Chairman of the board, currently held by Mr. Horowitz, and CEO, currently held by Mr. Sunu, in recognition of the differences between the two roles. As discussed in our corporate governance guidelines, the Company's business is conducted by its officers, managers and employees, under the direction of the CEO, while the board of directors, under the oversight of the Chairman of the board, is elected by the shareholders to oversee management and to exercise its business judgment in the best interests of the Company. The Chairman and the CEO may be the same person; however, the board of directors currently deems it advisable to separate these two functions to facilitate the board's oversight of management and to encourage our independent directors to have more active involvement in the setting of agendas and in establishing priorities for the work of the board.
Risk Assessment
Our corporate governance guidelines require, among other things, that our directors be familiar with the Company's business, its financial statements and capital structure and the risks and competition it faces. While the board of directors is ultimately responsible for the risk oversight of the Company and is expected to conduct enterprise risk assessment, the board has delegated to our audit committee, in accordance with the audit committee charter, the initial review of both the significant financial risks or exposures and the steps management has taken to minimize such risks to the Company and the Company's policies with respect to internal controls over financial reporting. To this end, the audit committee receives regular updates on the Company's existing and emerging risks from the Company's Executive Vice President and CFO; Vice President, Internal Audit; other officers of the Company and from its independent auditors.
Communications with Board of Directors
Our board of directors has adopted policies with respect to the consideration of candidates recommended by shareholders for election as well as for director and shareholder communications with the board of directors.
Shareholders may recommend nominees for consideration by the corporate governance and nominating committee by timely submitting the names and the following supporting information to our secretary at: Secretary, Shareholder Nominations, FairPoint Communications, Inc., 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202. The submissions should include a current resume of the candidate and a statement describing the candidate's qualifications and contact information for the candidate. The submission should also include the name and address of the shareholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting shareholder and a description of all arrangements or understandings between the submitting shareholder and the nominee.
Shareholders and other interested parties may communicate directly with our board of directors or the non-management directors. All communications should be in writing and should be directed to our secretary at: Secretary, Shareholder Communications, FairPoint Communications, Inc., 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication intended for the board of directors or non-management directors received by the secretary will be forwarded to the intended recipients in accordance with the submitted instructions.
The full text of the shareholder nominations and communications policy is available on our corporate website at www.fairpoint.com on the "Investor Relations" page, under the "Corporate Governance" caption.
Non-employee Chairman and Private Sessions
The non-management directors regularly meet in private session without our CEO. Our non-employee chairman of our board of directors, Edward D. Horowitz, presides at these non-management director executive sessions.

Director Attendance at Annual Meeting of Shareholders
We do not have a formal policy regarding attendance by directors at our annual meeting of shareholders but invite and encourage all directors to attend. The annual meeting of shareholders is also generally held in conjunction with a regularly scheduled board of directors meeting to encourage director attendance. Such is the case for our 2013 annual meeting. All eight directors attended the 2012 annual meeting.

AUDIT COMMITTEE REPORT*
The audit committee of the board of directors currently has three members, Michael J. Mahoney, Michael K. Robinson and Wayne Wilson. As of the date of this proxy statement, each audit committee member satisfies the independence criteria and has the qualifications set forth in the listing standards of the NASDAQ and the applicable provisions of the Exchange Act. The audit committee, among other things, oversees the Company's financial reporting process and system of internal controls on behalf of the board of directors, as well as overseeing the qualifications, independence and performance of our external and internal auditors. The audit committee also has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent registered public accounting firm. The audit committee's aggregate responsibilities are described in a written charter that was adopted by the board of directors. The charter of the audit committee is available on the Company's website at www.fairpoint.com on the "Investor Relations" page, under the "Corporate Governance" caption.
Management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls and disclosure controls. In undertaking its oversight function, the audit committee relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in their report on our financial statements. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits, whether the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.
The audit committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2012 with the Company's management. The audit committee has discussed with Ernst & Young LLP, the Company's independent registered public accounting firm for 2012, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP. The audit committee also reviewed, among other things, the audit and permissible non-audit services performed by, and the amount of fees paid for such services to, Ernst & Young LLP, as well as the compatibility of any such non-audit services with regard to Ernst & Young LLP's independence. The audit committee meetings include, whenever appropriate, executive sessions with the Company's independent registered public accounting firm without the presence of its management.
Based on the audit committee's review, discussions with management and discussions with Ernst & Young LLP, all as described above, the audit committee recommended to the board of directors, and the board of directors approved, the inclusion of the Company's audited financial statements for the year ended December 31, 2012 in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC. The audit committee also has approved the appointment of Ernst & Young LLP as the independent registered public accounting firm to audit the financial statements of the Company for the 2013 fiscal year.
Submitted by the audit committee of the board of directors:
Wayne Wilson (Chair)
Michael K. Robinson
Michael J. Mahoney
________________
* The material in this report shall not be deemed to be "soliciting material", or to be "filed" with the SEC or subject to the liabilities of section 18 of the Exchange Act, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in any such filing.

COMPENSATION COMMITTEE REPORT*
The compensation committee of the board of directors oversees the executive compensation program for the Company's CEO and other executive officers, including those named in "Compensation Discussion and Analysis—Summary Compensation Table" in this proxy statement. We refer to the executive officers named in that table collectively as the named executive officers (the "NEOs").
The compensation committee is generally responsible for strategic decisions relating to the compensation structure provided to the Company's executives, including salary-based compensation and non-equity incentive compensation provided to the executives and senior management, including the NEOs; non-employee director compensation; the amount and terms of equity based awards to executives, including the NEOs, and non-employee directors; and deferred compensation for executives, including the NEOs and other key employees.
On behalf of the shareholders, the compensation committee has carefully monitored the Company's executive compensation program. We believe that the Compensation Discussion and Analysis contained in this proxy statement and the related tables that follow will show an executive compensation program that is designed to maximize long-term shareholder value and provide the NEOs with incentives for superior corporate and individual performance and encourage them to remain with the Company.
The compensation committee has reviewed and discussed the following Compensation Discussion and Analysis with management, and, based on such review and discussions, recommended to the board of directors that it be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and in the Company's proxy statement.
Shareholders are invited to express their views to the board of directors regarding executive compensation as well as other matters as described in this proxy statement. See "Board of Directors and Committees of the Board of Directors—Policies Relating to our Board of Directors—Communications with Board of Directors" in this proxy statement.
Submitted by the compensation committee of the board of directors:
Edward D. Horowitz (Chair)
Peter C. Gingold
David L. Treadwell
______________
* The material in this report shall not be deemed to be "soliciting material", or to be "filed" with the SEC or subject to the liabilities of section 18 of the Exchange Act, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in any such filing.

COMPENSATION DISCUSSION AND ANALYSIS
General Principles and Procedures
Executive Summary
Our executive compensation program is designed to attract, motivate and retain top executives and managerial talent, and to reward our executives and managers for delivering the results that will build sustainable growth and value for our shareholders over the long-term. We believe that our compensation program and plans serve to align the interests of our executives with those of our shareholders. In determining certain aspects of executive compensation for fiscal year 2012, the compensation committee considered the overwhelming shareholder support (over 99% of votes cast) that our first "say-on-pay" advisory vote received last year. As a result, we have continued to seek to ensure and reinforce this alignment of executive compensation with shareholder interests by tying our short- and long-term incentive compensation specifically to our short- and long-term performance goals and achievements. Despite being confronted by a challenging economic environment, as well as complex legal and regulatory environments, our executive team delivered strong results and had significant achievements in line with our strategic priorities that position us well for growth in 2013 and beyond.
In 2012, we executed on a 'four pillar' business strategy. We believe that success in these four areas is essential to our business. The pillars are:

(1)	Improve operations;

(2)	Change the regulatory environment;

(3)	Transform and grow our revenues; and

(4)	Execute our human resources strategy.
In 2012, we made substantial progress in each of these areas as outlined in "—2012 Performance Highlights" below.
2012 Executive Compensation Highlights
Generally, the key compensation decisions and factors affecting the compensation of our NEOs for 2012 were as follows:

•	Minimal, cost of living, base salary increases for our NEOs.

•	Annual bonus payout for fiscal year 2012, based on the achievement of specified plan goals as discussed under "—Executive Compensation Decisions for 2012—Annual Incentive Compensation Awards" below.

•	No increase in the annual bonus opportunity for our NEOs in 2013.

•	Equity awards for our NEOs.

•	Meeting free cash flow and service quality metrics.

•	Refinement of our peer group, with the assistance of an independent compensation consultant, to better reflect our competitive environment.
2012 Performance Highlights
Below are highlights of our achievements in each of the four pillars:

(1)
Improve operations. In 2012, we focused on improving operational performance. We have made significant operational improvements to drive improved subscriber metrics, such as increases in the number of broadband subscribers and a slower rate of attrition in voice access line losses. We continued to see a steady improvement in our ability to attract and retain business customers, which contributed to an improvement in the rate of business voice access line loss in 2012. We have also made meaningful improvements in service quality as measured by material reductions in repair calls and trouble reports. In addition, we have implemented a disciplined approach to capital expenditures to optimize returns through rigorous analysis and planning. This disciplined approach has resulted in material capital expenditures in our core network, which allow us significant flexibility to expand our broadband service offerings in a cost-efficient manner while maintaining our reputation for high quality customer service.

(2)
Change the regulatory environment. The past year was a remarkable year in the regulatory arena. FairPoint executives led efforts to reform regulatory requirements in northern New England and obtained substantial deregulation of our retail services. As a result, we are now able to compete on a more level playing field and can respond to the market more quickly. These changes have already had a significant positive effect on our business and we expect continued positive outcomes in 2013 and beyond.

(3)
Transform and grow revenue. Our plan has been to add advanced data products and services such as Ethernet, high capacity data transport and other IP-based services over our Next Generation Network, in addition to high speed data services, to minimize our dependence on voice access lines. We have invested and expect to continue to invest in our broadband network to extend its reach and capacity to customers who did not previously have access to such products and to offer more competitive services to existing customers. We also continue to expand our product suite of IP-based services. We believe that these investments have paid off as we continue to see positive momentum in our growth-oriented business and broadband products. In addition, in 2012, we realigned our sales and marketing teams and changed our sales culture, instilling skills training, discipline and new selling and management processes for our sales team. As a result, sales bookings were up 19% in the fourth quarter over the first quarter of 2012 and we were awarded several key contracts. Our marketing efforts led to increased call volumes in our call centers, which rose to their highest level in three years, resulting in accelerated broadband subscriber growth in the fourth quarter of 2012.

(4)
Execute our human resources strategy. The telecommunications landscape has changed dramatically and we recognize that we must adapt accordingly. As a result, we have reduced our workforce by over 16% in the past two years, while maintaining or improving our operating fundamentals.

Compensation Philosophy and Objectives
Our overriding objective is to achieve and sustain significant increases in shareholder value. Our executive compensation program has been designed to support this objective and to emphasize a clear link between pay and corporate and individual performance while discouraging executives from taking excessive risks. We structure our compensation plans to provide target compensation levels and opportunities that are competitive with the median target opportunities for comparable positions among the companies that comprise our peer group. This approach is also aimed at ensuring our ability to attract, retain and motivate the executives, managers and professionals who are critical to our short- and long-term success. A significant portion of our executives' compensation is "at risk" in the form of both short- and long-term incentives that are intended to motivate balanced decision making by our executives while also aligning their interests with those of our shareholders.
Governance and Oversight of our Executive Compensation Program
The Company's executive compensation program is governed and administered by the compensation committee of the board of directors, which is comprised of independent, non-employee members of the board.
The compensation committee's overall responsibilities include approving FairPoint's compensation philosophy, policies and plans; reviewing and approving corporate goals and objectives relevant to the compensation for our CEO and other executive officers; evaluating the CEO's performance in light of these goals; setting the compensation of our CEO and determining, advising on and approving the compensation of our other executives (after considering the recommendations of our CEO), including the other NEOs. The Company's CEO does not participate in discussions and decision making regarding his own compensation but does make recommendations to the compensation committee regarding the compensation of the other NEOs as well as other senior executives. However, the ultimate decisions are made by the compensation committee. The committee also has oversight responsibility for our management development and succession planning efforts. The committee also periodically reviews, with the corporate governance and nominating committee, the compensation program applicable to the independent, non-employee directors and makes recommendations to the full board on any changes in that program that it believes are appropriate.
The compensation committee may, pursuant to its charter, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the committee who are (i) non-employee directors for purposes of Rule 16 b-3 under the Exchange Act and (ii) outside directors for purposes of Section 162(m) of the Internal Revenue Code (the "Code").
The committee retains an independent executive compensation consulting firm, Lyons, Benenson & Company Inc. ("LB&Co.") to assist and advise the committee on all aspects of our executive compensation program. Fees and expenses paid by the Company to LB&Co. during 2012 were approximately $130,000. LB&Co. provides no other services to the Company. The services of LB&Co. include:

•	Advising on the compensation philosophy and the compensation committee charter;

•	Assessing risk in connection with compensation programs;

•	Developing and analyzing the appropriateness of our peer group;

•	Providing and analyzing competitive market compensation data;

•	Analyzing the effectiveness of our executive compensation plans and making recommendations, as appropriate;

•	Assisting in the design of employment and severance agreements, as applicable;

•	Evaluating how well our compensation program adheres to our stated objectives and philosophy; and

•	Providing data, advice and counsel on director compensation.
Harvey Benenson, the Managing Director of LB&Co. generally attends all meetings of the compensation committee. Certain of our directors, including Mr. Sunu, serve or have served on the boards of other companies, including their compensation committees, for which LB&Co. has provided or provides compensation consultant services. After review and consultation with LB&Co., the compensation committee determined that there is or was no conflict of interest resulting from retaining LB&Co. currently or during the year ended December 31, 2012.
Peer Group
The compensation committee uses executive compensation data from a peer group of companies to assist the committee with analyzing the effectiveness and competitiveness of our executive compensation program. The peer group is designed to reflect the current competitive environment for our products, services and executive talent, as well as the competitive environment we expect to face in the future. In structuring the peer group, we focused on companies of comparable scope with notable performance accomplishments. Using data from the public filings of a large number of companies, we narrowed the peer group down to 16 companies by applying the following selection criteria:

•	Relevant industry classification (based on FairPoint's global industry classification standard), business description and services provided;

•	With some exceptions, based on industry relevance, comparable size, with revenues between $870 million and $7.2 billion and market capitalization between $550 million and $6.8 billion; and

•	Achievement in certain performance metrics, such as return on assets, return on invested capital, gross margin and earnings before interest, taxes, depreciation and amortization ("EBITDA") margin.
Applying these criteria, the companies included in the peer group in 2011 were: Akamai Technologies, Inc.; American Tower Corporation; AOL Inc.; Cablevision Systems Corporation; Charter Communications, Inc.; Cincinnati Bell Inc.; EarthLink, Inc.; Frontier Communications Corporation; Hughes Communications, Inc.; IAC/InterActiveCorp; Level 3 Communications, Inc.; Open Text Corporation; PAETEC Holding Corp.; tw telecom inc.; Vonage Holdings Corp. and Windstream Corporation. For reasons set forth below, three of the 2011 peer group companies were replaced in 2012.
The following companies were removed from our peer group in 2012:

Company Name	Reason for Removal
American Tower Corporation	Currently operating as a real estate investment trust
Hughes Communications, Inc.	Acquired by EchoStar Corporation in June 2011
PAETEC Holding Corp.	Acquired by Windstream Corporation in August 2011
The following companies were added to our peer group in 2012 using the selection criteria described above:

Company Name
Consolidated Communications Holdings, Inc.
DISH Network Corporation
Primus Telecommunications Group, Inc.
As a result of these changes, the companies included in the peer group in 2012 were: Akamai Technologies, Inc.; AOL Inc.; Cablevision Systems Corporation; Charter Communications, Inc.; Cincinnati Bell Inc.; Consolidated Communications Holdings, Inc.; DISH Network Corporation; EarthLink, Inc.; Frontier Communications Corporation; IAC/InterActiveCorp; Level 3 Communications, Inc.; Open Text Corporation; Primus Telecommunications Group, Inc.; tw telecom inc.; Vonage Holdings Corp. and Windstream Corporation.
The committee believes this peer group is both reflective of where the Company is positioned currently as well as where we aspire to be in the future. It is recognized that certain of the companies included in the peer group are considerably larger than FairPoint. These companies have been included because of their relevance to the industry and their offerings. The committee is mindful of differences in size and scope when using peer group data.

Specific Principles for Determining Executive Compensation
Assessing the Competitiveness of FairPoint's Compensation Program
In order to assess the competitiveness of our compensation program, FairPoint benchmarks our compensation levels against those of our market peers as identified in our peer group. We strive to ensure that the total targeted compensation opportunity for each executive at FairPoint is competitive relative to comparable positions within each peer company. Specifically, base salaries, annual incentive and long-term equity based incentives are all targeted at market medians. Both our annual and long-term incentives are structured, however, to deliver actual total compensation that may exceed the market medians when the underlying performance upon which those incentives are based exceeds median performance.
Paying for Performance
FairPoint is committed to the principles inherent in paying for performance and we believe that our compensation program should be, and is, designed such that for our senior executives a significant portion of the total compensation opportunity is based on both company and individual performance over the short- and long-terms. Consistent with this principle, 52% and between 36% and 61%, respectively, of our CEO's and other NEOs' compensation was based on Company performance in 2012.

The table below identifies and explains the reason for each component and the method for determining amounts earned under our executive compensation program. See "—Executive Compensation Decisions for 2012" herein for amounts and further detail.

Element	Reason and Method for Element
Salary.............................................
We pay our executives a competitive base salary that represents "fair" pay for the performance of their duties and responsibilities. The committee determines the level of base salary for our CEO and other NEOs with this principle in mind. In making salary decisions, the committee considers independent studies and surveys (including for our peer group) based on publicly available information compiled and prepared by LB&Co. In addition, when setting salaries for our CEO and NEOs, the committee considers the different levels of responsibility that exist within the Company, as well as each executive's level of experience within the communications industry and individual performance at the Company, and then seeks to balance these factors relative to competitive salary practices. Salaries are an important part of our program as various other elements of our program are keyed off of salaries.

Annual Incentives..........................
FairPoint maintains the FairPoint Communications, Inc. Annual Incentive Plan (the "Annual Incentive Plan") under which our CEO, other NEOs and other key employees may earn annual cash incentives based on short-term corporate and individual performance. The purpose of our Annual Incentive Plan is to motivate executives to achieve the performance objectives and goals that are consistent with our plans and budgets and that strengthen our ability to compete effectively. In setting annual incentive targets, which are expressed as a percentage of base salary, the committee reviews the target annual bonus opportunities for comparable positions among our peer group, as well as the total target annual cash compensation for each position. Each executive's actual payout is based upon performance; however, the annual incentive opportunity is targeted to the market median with the opportunity to achieve higher awards when warranted by the achievement of higher than target performance. Soon after the end of each year, after reviewing all available data and with advice and counsel from LB&Co. and input from the CEO, the compensation committee establishes and approves overall corporate performance criteria and goals and the annual incentive targets for the CEO and the other NEOs and key executives for the coming year. Additionally, the compensation committee establishes and approves the individual goals of the CEO and the CEO approves the individual goals of the other NEOs and the committee reviews them.

Long Term Incentives/Equity Awards...........................................
FairPoint adopted its 2010 Long Term Incentive Plan (the "Long Term Incentive Plan") effective as of January 24, 2011 in order to allow for a variety of stock-based awards that serve to link the executives' interests with those of our shareholders. This plan rewards participating executives for the Company's performance over periods of one fiscal year or more, and thus serves both to retain and motivate key executives and also to encourage them to operate the Company's business with a view towards creating long-term shareholder value.

To this point, grants under our Long Term Incentive Plan consist of time-vested restricted stock awards and time-vested stock options.

Retirement and Welfare Benefits..
We maintain a 401(k) retirement savings plan. In 2012, this plan included an employer matching contribution up to an amount equal to 5% of each participant's compensation. Additionally, FairPoint provides, on equal terms for all employees, group term life insurance, group health insurance and short- and long-term disability insurance.

The costs of these benefits constitute only a small percentage of each executive officer's total compensation.

Post-employment, Severance and Change-in-Control Benefits.........
We provide severance benefits to certain NEOs at levels that we consider conservative yet competitive when compared to those offered by our peers. We believe that such benefits are necessary and appropriate in order to attract and retain qualified NEOs.
The severance benefits for these executives are generally paid if the executives are terminated without cause or they resign with good reason. In addition to cash severance payments that would be due upon a qualifying termination, each terminated executive is entitled to continued welfare benefits for a limited period after termination.

Incentive Recoupment Policy
In 2011, our compensation committee adopted a clawback policy that requires certain current or former employees to reimburse covered compensation under the conditions set forth in the policy. The compensation covered by the policy is any cash award, equity award or award denominated in shares of our common stock made under our Annual Incentive Plan, the Long Term Incentive Plan or any successors to such plans, or any compensation paid in connection with such plans. Under the policy, each current or former employee who is or was both (i) a reporting person for purposes of Section 16 of the Exchange Act and (ii) a participant in our Annual Incentive Plan, the Long Term Incentive Plan or any successors to such plans, is required to reimburse, to the fullest extent permitted by law, a covered compensation payment if all of the following conditions are met:

(1)
the payment was predicated upon achieving certain financial results that were required to be reported under the securities laws that were subsequently the subject of a restatement of our financial statements filed with the SEC due to our material noncompliance with any financial reporting requirement under the securities laws;

(2)	the compensation committee determines such individual engaged in fraud and/or intentional misconduct that caused or substantially caused the need for the restatement; and

(3)	a lower payment would have been made to such individual based upon the restated financial results.
The compensation committee is the administrator of the policy. The policy applies to covered compensation that is both awarded and paid subsequent to November 7, 2011.
Executive Compensation Decisions for 2012
Indicated below are the key components of the compensation that our NEOs earned in 2012 as shown in the table titled "—Summary Compensation Table" herein (the "Summary Compensation table"). Their base salaries generally accounted for between 37% and 62% of their total compensation, while incentive compensation accounted for between 36% and 61% of their total compensation and other benefits accounted for the rest of their total compensation. The compensation committee believes that FairPoint's total executive compensation as well as the composition of each executive's total compensation reflects both (i) an appropriate performance-oriented structure for total compensation and (ii) a suitable correlation of total NEO compensation to the Company's financial and operational performance in 2012.
Base Salary
Upon the recommendation of the compensation committee based on peer analysis, our board of directors approved an increase in Mr. Sunu's annual base salary to $775,000 (a 3.3% increase) effective on April 1, 2012. The base salaries of the other NEOs increased approximately 2.0%, on average, compared to 2011. None of our NEOs received a base salary increase in 2011.
Annual Incentive Compensation Awards
On February 15, 2012, the compensation committee established the 2012 target bonus opportunity percentages and related performance goals for certain of the Company's executive officers, including its principal executive officer, principal financial officer and certain other executive officers, under the Annual Incentive Plan. The committee also set threshold, target and maximum payout levels predicated on actual achievement, as detailed below.
The 2012 performance goals for target bonus awards included the following for each officer: (i) the Company reaching either a Consolidated EBITDAR (as defined in the Company's Credit Agreement dated as of January 24, 2011) target or a Free Cash Flow (defined as Consolidated EBITDAR less capital expenditures, interest expense, mandatory amortization, cash taxes, severance and debt restructuring) target; (ii) the Company achieving specified service quality measures and (iii) achieving individual or departmental performance goals or milestones related to such officer's areas of responsibility.
In order for any bonuses to be paid for 2012, the Company had to achieve threshold performance under at least one of the financial objectives (Consolidated EBITDAR or Free Cash Flow) set by the compensation committee.

Executive	Position	Bonus Target (% of 2012 Annual Base Salary)	Performance Criteria
Paul H. Sunu	Chief Executive Officer	100%
(i) 65%—the Consolidated EBITDAR target or Free Cash Flow target; (ii) 10%—the Company achieving specified service quality measures and (iii) 25%—the Company meeting certain objectives set by the board of directors.

Ajay Sabherwal	Executive Vice President and Chief Financial Officer	50%	(i) 65%—the Consolidated EBITDAR target or Free Cash Flow target; (ii) 5%—the Company achieving specified service quality measures and (iii) 30%—the Company achieving certain financial milestones.
Shirley J. Linn	Executive Vice President, General Counsel and Secretary	50%
(i) 65%—the Consolidated EBITDAR target or Free Cash Flow target; (ii) 5%—the Company achieving specified service quality measures and (iii) 30%—the Company achieving certain legal and infrastructure development milestones.

Peter G. Nixon	Executive Vice President, External Affairs and Operational Support	50%
(i) 65%—the Consolidated EBITDAR target or Free Cash Flow target; (ii) 5%—the Company achieving specified service quality measures and (iii) 30%—the Company achieving certain regulatory and operational support milestones.

Anthony A. Tomae	Executive Vice President and Chief Revenue Officer	50%
(i) 65%—the Consolidated EBITDAR target or Free Cash Flow target; (ii) 5%—the Company achieving specified service quality measures and (iii) 30%—the Company achieving certain revenue and sales force development milestones.

Kathleen McLean*	Executive Vice President and Chief Revenue Officer	50%
(i) 65%—the Consolidated EBITDAR target or Free Cash Flow target; (ii) 5%—the Company achieving specified service quality measures and (iii) 30%—the Company achieving certain revenue and sales force development milestones.

*Ms. McLean's employment with the Company terminated effective as of April 13, 2012.
The compensation committee set challenging financial and service quality targets for 2012, detailed as follows ($ in millions):

	Weight	Performance Measures	Threshold (50% payout)	Target (100% payout)	Maximum (150% payout)	2012 Results	2012 Results Relative to Target
Financial Measures	65%	Consolidated EBITDAR (1)	$276.2	$287.5	$301.3	$266.6	Under Threshold
		Free Cash Flow	$10.0	$15.1	$22.7	$22.6	149% of Target
Service Quality Measures	5-10%	Call center service levels	77.5%	80.0%	N/A	84.5%	Over Target
		Installation appointments not met for Company reasons	11.0%	10.0%	N/A	7.4%	Over Target
		Repair appointments met on time	86.0%	90.0%	N/A	91.4%	Over Target
(1) Consolidated EBITDAR targets do not give effect to any bonus expense to the extent any bonuses were earned.
Generally, we met the Free Cash Flow target at a level between target and maximum but were unable to meet the minimum Consolidated EBITDAR target. Accordingly, Annual Incentive Plan bonuses could be paid for 2012. We also achieved each of the specified service quality measures at a level above target. Individual and departmental goals were also generally met.
Based on the financial and service quality results achieved and the relative weighting of each corporate performance objective (as shown above), the level of performance achievement for the Annual Incentive Plan pool was 100% of target. Each NEO also received an individual performance rating, as set forth below, which served either as a multiplier or a detractor to his or her annual incentive payout. All Annual Incentive Plan payouts were approved by the compensation committee.

	Performance Achievement			Annual Incentive Payout
Name and Principal Position	Corporate Financial Goals	Corporate Service Goals	Individual	$	As a % of Bonus Target
Paul H. Sunu Director and Chief Executive Officer	65.0%	10.0%	25.0%	768,000	99.9%
Ajay Sabherwal (1) Executive Vice President and Chief Financial Officer	65.0%	5.0%	30.7%	190,000	100.7%
Shirley J. Linn (2) Executive Vice President, General Counsel and Secretary	65.0%	5.0%	30.8%	155,000	100.8%
Peter G. Nixon Executive Vice President, External Affairs and Operational Support	65.0%	5.0%	30.0%	162,500	100.0%
Anthony A. Tomae (3) Executive Vice President and Chief Revenue Officer	65.0%	5.0%	74.4%	160,000	144.4%
Kathleen McLean* Executive Vice President and Chief Revenue Officer	N/A	N/A	N/A	N/A	N/A
(1) Mr. Sabherwal's bonus is calculated as 100.0% of his bonus target based on his annual base salary, which equates to 100.7% of his 2012 earned salary.
(2) Ms. Linn's bonus is calculated as 100.0% of her bonus target based on her annual base salary, which equates to 100.8% of her 2012 earned salary.
(3) Mr. Tomae's bonus is calculated as 100.0% of his bonus target based on his annual base salary, which equates to 144.4% of his 2012 earned salary. Mr. Tomae began employment with FairPoint on April 23, 2012.
*Ms. McLean's employment with the Company terminated effective as April 13, 2012.
N/A—Not applicable
Equity Compensation Awards
On January 24, 2012, the compensation committee approved a stock option grant which included awards to our NEOs. The intent of these awards was to reward the NEOs for their performance, to retain and motivate them and to encourage them to create long-term shareholder value. See the "—Grants of Plan-Based Awards for 2012" table herein for details of these awards. The amounts of equity awards for 2012 were determined by the compensation committee in its discretion, taking into account the CEO's recommendations other than with respect to the amounts awarded to the CEO.
Employment and Change in Control and Severance Agreements
2013 Employment Agreement Changes
In 2013, the Company entered into the new employment agreements described in this proxy statement with each of Mr. Sunu, Mr. Sabherwal, Ms. Linn and Mr. Nixon to generally promote consistency among the agreements of the Company's executive officers. In addition, Mr. Sunu's 2013 Employment Agreement extends the term of his employment into 2016. These agreements replaced the employment and severance arrangements that were in place with these executives and do not reflect a material change in the Company's compensation philosophy or a material deviation from the Company's 2012 executive compensation policies.
Paul H. Sunu
In connection with Mr. Sunu's appointment as CEO, the Company entered into an employment agreement with Mr. Sunu (the "2010 Employment Agreement"). The 2010 Employment Agreement has been entirely replaced by the 2013 Employment Agreement (as defined below), as described below, effective as of April 9, 2013. The 2010 Employment Agreement set forth the terms and conditions of Mr. Sunu's employment as CEO of the Company for a three-year term commencing on August 24, 2010. The term of employment under the 2010 Employment Agreement would have been extended automatically for successive one-year terms unless notice of termination was given by either the Company or Mr. Sunu prior to the expiration of the term of employment (including any extension thereof) pursuant to the terms of the 2010 Employment Agreement. Pursuant to the 2010 Employment Agreement, Mr. Sunu received an annual base salary of $750,000 for 2011. Under the 2010 Employment Agreement, Mr. Sunu's base salary was subject to periodic review and adjustment. Mr. Sunu received a 3.3% increase to his base salary on April 1, 2012, bringing his salary to $775,000.
Following the Effective Date, and pursuant to the 2010 Employment Agreement, Mr. Sunu was granted 120,000 restricted shares of the reorganized Company's common stock and options to purchase 125,000 shares of such common stock. The exercise price of the stock options was set at $24.29 which was equal to the weighted average trading price of a share of common stock for the first 20 trading days following the Effective Date. Twenty-five percent of each of the restricted shares and the options were vested as of the date of grant (the Effective Date), and the remaining restricted shares and options vest, or have vested, thereafter in three substantially equal tranches on each of the first three anniversaries of the Effective Date, subject to Mr. Sunu's continued employment with the Company through each such vesting date.
Pursuant to the 2010 Employment Agreement, Mr. Sunu also participated in the Company's 2010 Success Bonus Plan (the "Success Bonus Plan"), related to the Company's emergence from bankruptcy protection, and was eligible for a success bonus in 2011 equal to 50% of his annual base salary if the Company performed at target performance levels, as such target was defined in the Success Bonus Plan approved by the Bankruptcy Court. Mr. Sunu received a payment of $157,220 in accordance with the Success Bonus Plan in February 2011.
On April 9, 2013, the Company entered into an amended and restated employment agreement with Mr. Sunu (the “2013 Employment Agreement”). The 2013 Employment Agreement entirely replaces the 2010 Employment Agreement. Pursuant to the 2013 Employment Agreement, Mr. Sunu will continue to serve as Chief Executive Officer of the Company for a period commencing on April 9, 2013 and ending on August 31, 2016, unless terminated sooner. Mr. Sunu's term of employment under the 2013 Employment Agreement will be extended automatically for successive one-year terms unless notice of termination is given by either the Company or Mr. Sunu prior to the expiration of the term of employment (including any extension thereof) pursuant to the terms of the 2013 Employment Agreement. In addition, under the 2013 Employment Agreement, Mr. Sunu shall be nominated to the board of directors of the Company (and shall so serve if elected). Under the 2013 Employment Agreement, Mr. Sunu will receive an annual base salary of not less than $800,000 (with any increase in excess of his December 31, 2012 base salary to occur at the Company's designated time for increases), subject to periodic review and adjustment.
Mr. Sunu remains eligible to participate in the benefits programs generally available to the Company's other senior executives, including the Long Term Incentive Plan, as determined in the discretion of the compensation committee of the board of directors and subject to the terms of such plan. In any year that the compensation committee determines to make a grant or grants under the Long Term Incentive Plan, the grant date value of any award to Mr. Sunu is anticipated to be no less than 1.5 times the annual base salary payable to him in effect at such time. Under the 2013 Employment Agreement, Mr. Sunu continues to be eligible to participate in the Company's annual incentive plan and earn a performance-based bonus thereunder for annual performance periods. Mr. Sunu's target level bonus under the annual incentive plan is 100% of the base salary payable to him during the applicable performance period and, consistent with the 2010 Employment Agreement, is eligible for a maximum bonus under such plan of up to 150% of such base salary.
Under the 2013 Employment Agreement with Mr. Sunu, either party may terminate Mr. Sunu's employment at any time. Information about his potential severance pay and benefits appears under "Potential Payments Upon Termination or Change in Control".
Ajay Sabherwal, Shirley J. Linn and Peter G. Nixon
On January 22, 2013, the Company entered into employment agreements with each of (i) Mr. Sabherwal, (ii) Ms. Linn and (iii) Mr. Nixon. The employment agreements replace the change in control and severance agreements that the Company entered into with Mr. Sabherwal, Ms. Linn and Mr. Nixon on July 19, 2010, March 14, 2007 and March 14, 2007, respectively (collectively, the "Severance Agreements"). In connection with the entry into the employment agreements and pursuant to the Long Term Incentive Plan, the Company granted (i) 2,000 restricted shares of the Company's common stock, par value $0.01 per share, to each executive and (ii) 5,500, 2,000 and 3,000 stock options to Mr. Sabherwal, Ms. Linn and Mr. Nixon, respectively, all of which vested immediately.
Pursuant to the employment agreements, each executive will serve in the respective previously referenced positions (with such title subject to change from time to time as determined by the board of directors of the Company together with such other position or positions consistent with the executive's title as the CEO of the Company shall specify from time to time) with the Company for a three-year period commencing on January 22, 2013, subject to earlier termination or extension as set forth in the employment agreements. Following such three-year period of employment (or the applicable extension term, if any), the executive shall continue on an at will basis until such time as the Company provides a written notice of termination in accordance with the terms of his or her employment agreement.
Pursuant to the respective employment agreements, Mr. Sabherwal, Ms. Linn and Mr. Nixon will receive an annual base salary of not less than $380,000, $310,000 and $325,000, respectively. The executives are eligible to participate in the Annual Incentive Plan and are eligible to earn a performance-based bonus thereunder. The executives are also eligible to participate in other plans made available generally to the Company's other senior executives, including but not limited to the Long Term Incentive Plan.
The executives are eligible to participate in the benefits programs generally available to the Company's other senior executives.

Each executive's entitlement to payments and benefits under his or her employment agreement is subject to his or her compliance with a non-interference agreement with the Company, pursuant to which such executive agrees to, among other things, certain non-competition and non-solicitation provisions for 12 months following his or her employment with the Company.
The Company entered into the Severance Agreements with Ms. Linn and Mr. Nixon on March 14, 2007 and with Mr. Sabherwal on July 19, 2010, all of which were superseded by the employment agreements entered into with these executive officers on January 22, 2013, as described above. Information about the potential severance pay and benefits associated with the Severance Agreements, which were effective in fiscal year 2012, appears under "—Potential Payments Upon Termination or Change in Control" herein.
The severance agreements also contained provisions pursuant to which each subject employee, for a period of 12 months after such employee were to leave the employ of the Company, agreed to refrain from certain activities including (1) soliciting any of our employees or consultants to leave us or to perform services for another company, or (2) accepting any employment or similar arrangements with certain of our competitors.
Anthony A. Tomae
The Company entered into an employment agreement with Mr. Tomae on November 15, 2012. Mr. Tomae's employment agreement sets forth the terms and conditions of his employment as Executive Vice President and Chief Revenue Officer of the Company for a three-year term commencing on November 15, 2012, subject to extension as set forth in his employment agreement. Following the three-year term of employment (or the applicable extension term, if any), Mr. Tomae shall continue on an at will basis until such time as the Company provides a written notice of termination in accordance with the terms of his employment agreement. Pursuant to this employment agreement, Mr. Tomae will receive an annual base salary of not less than $320,000. Mr. Tomae is also eligible to participate in the Annual Incentive Plan and is eligible to earn a performance-based bonus thereunder. He is also eligible to participate in other plans, including but not limited to the Long Term Incentive Plan.
Mr. Tomae is eligible to participate in the benefits programs generally available to the Company's other senior executives.
Mr. Tomae's entitlement to payments and benefits under his employment agreement is subject to his compliance with a non-interference agreement with the Company, pursuant to which he agrees to, among other things, certain non-competition and non-solicitation provisions for 12 months following his employment with the Company.
Under the employment agreement with Mr. Tomae, either party may terminate Mr. Tomae's employment at any time. Information about his potential severance pay and benefits appears under "—Potential Payments Upon Termination or Change in Control" herein.
Kathleen McLean
The Company entered into an employment agreement with Ms. McLean on July 1, 2011. Ms. McLean's employment agreement set forth the terms and conditions of her employment as Executive Vice President and Chief Revenue Officer of the Company for a three-year term commencing on July 1, 2011, subject to extension as set forth in her employment agreement. Following the three-year term of employment (or the applicable extension term, if any), Ms. McLean would have continued on an at will basis until such time as the Company provided a written notice of termination in accordance with the terms of her employment agreement. Pursuant to this employment agreement, Ms. McLean received an annual base salary of not less than $300,000. Ms. McLean was also eligible to participate in the Annual Incentive Plan and was eligible to earn a performance-based bonus thereunder. She was also eligible to participate in other plans, including but not limited to the Long Term Incentive Plan.
Ms. McLean was eligible to participate in the benefits programs generally available to the Company's other senior executives.
Ms. McLean's employment with the Company terminated effective as of April 13, 2012. In accordance with her employment agreement, Ms. McLean received a separation payment which consisted of: (x) her accrued, but unpaid, base salary through the date of termination, unpaid or unreimbursed expenses and accrued and unpaid vacation pay as provided under the Company's employee benefits plans upon a termination of employment; and (y) an amount equal to the sum of (A) two times the amount of Ms. McLean's then-current base salary, (B) two times the amount of her average Annual Incentive Plan bonus for 2011 and 2010 where the average was determined by reference to the actual annual bonus paid to Ms. McLean, and (C) the cost of continued health and disability insurance coverage for Ms. McLean for a period of twenty-four months following her termination. In accordance with the employment agreement, the Company did not provide any tax gross-up on the benefits paid under the agreement.
Tax Considerations
Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation, other than performance-based compensation, over $1.0 million paid for any fiscal year to any of the corporation's CEO and four other most highly compensated executive officers as of the end of any fiscal year. The Company's policy is to qualify its executive program and plans for deductibility under Section 162(m) to the extent the committee determines such action to be appropriate.
While the committee's general policy is to preserve the deductibility of compensation paid to the NEOs, the committee nevertheless authorizes payments that might not be deductible if it believes that they are in the best interests of the Company and its shareholders. For the year ended December 31, 2012, no amount was disallowed as a tax deduction.
Realized Compensation
The SEC's calculation of total compensation, as shown in the Summary Compensation table, includes several items that are driven by accounting assumptions. In some cases, the actual compensation realized by the NEOs may be very different than what is reported in the Summary Compensation table and compensation reported may not be realized for many years, if at all. Furthermore, realized compensation for an NEO for any given year may be greater or less than the compensation reported in the Summary Compensation table for that year depending on fluctuations in stock prices on the grant and vesting dates, differences in equity grant values from year to year and SEC reporting requirements, as described below.
The primary difference between the table below (the "Realized Compensation table") and the Summary Compensation table is the method used to value restricted stock awards and stock options. SEC rules require that the grant date fair value of all restricted stock awards (calculated as the fair market value of the common stock on the date of grant) and stock options (estimated using the Black-Scholes option pricing model, as outlined in footnote (2) of the Summary Compensation table) be reported in the Summary Compensation table during the year in which they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation table relates to restricted stock awards that have not vested and stock options that have not been exercised during the year. In contrast, the Realized Compensation table below includes only the value of restricted stock awards that vested (calculated as the fair market value of the common stock on the date of vesting) and stock options that were exercised (calculated as the difference between the strike price and the market value of the common stock on the date of exercise) during the applicable fiscal year. In addition, the Realized Compensation table below does not include any items from the "All Other Compensation" column of the Summary Compensation table, which include (1) matching contributions made by the Company to its 401(k) retirement savings plan, (2) contributions made by the Company to the term life insurance plan it sponsors and (3) relocation expense reimbursement, since in each case for subsections (1), (2) and (3) there is no cash compensation received by the NEO for these benefits, as well as (4) severance expenses, because this is not compensation received during the course of employment with the Company.

The Realized Compensation table below supplements the Summary Compensation table and shows compensation actually realized by each NEO in 2012, 2011 and 2010, as described above.

Name and Principal Position	Year	Salary (1) $	Bonus (2) $	Stock Awards (3) $	Option Awards (4) $	Total $
Paul H. Sunu (5) Director and Chief Executive Officer	2012	768,750	768,000	138,000	—	1,674,750
	2011	750,000	157,220	517,500	—	1,424,720
	2010	268,269	—	—	—	268,269
Ajay Sabherwal (6) Executive Vice President and Chief Financial Officer	2012	377,500	190,000	39,100	—	606,600
	2011	370,000	90,000	146,625	—	606,625
	2010	170,769	45,870	—	—	216,639
Shirley J. Linn Executive Vice President, General Counsel and Secretary	2012	307,500	155,000	31,050	—	493,550
	2011	300,000	165,776	116,438	—	582,214
	2010	300,000	67,320	—	—	367,320
Peter G. Nixon Executive Vice President, External Affairs and Operational Support	2012	325,000	162,500	31,050	—	518,550
	2011	325,000	136,258	116,438	—	577,696
	2010	325,000	72,930	—	—	397,930
Anthony A. Tomae (7) Executive Vice President and Chief Revenue Officer	2012	221,539	160,000	—	—	381,539
Kathleen McLean (8) Executive Vice President and Chief Revenue Officer	2012	107,189	53,595	31,050	6,825	198,659
	2011	300,000	80,000	116,438	—	496,438
	2010	237,385	67,883	—	—	305,268

(1)	Base salary as reported on the respective NEO's W-2 and as presented in the Summary Compensation table.

(2)	For 2012, represents the bonus earned during 2012 and paid in 2013, as presented in the Summary Compensation table.

(3)
The value of restricted stock that vested during the year, as reported on the respective NEO's W-2 and as presented in the table within "—Option Exercises and Stock Vested for 2012" herein (the "Option Exercises and Stock Vested for 2012 table").

(4)	The value of stock options exercised during the year, as reported on the respective NEO's W-2 and as presented in the Option Exercises and Stock Vested for 2012 table.

(5)	Mr. Sunu was appointed as our CEO on August 24, 2010. Mr. Sunu does not receive any compensation for serving on our board of directors.

(6)	Mr. Sabherwal was appointed CFO on July 19, 2010.

(7)	Mr. Tomae began employment with FairPoint on April 23, 2012.

(8)	Ms. McLean began employment with FairPoint on March 15, 2010 and her employment terminated effective as of April 13, 2012.

Summary Compensation Table
The table below summarizes the total compensation paid or earned by each of the NEOs for the fiscal years ended December 31, 2012, 2011 and 2010.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary $	Bonus (1) $	Stock Awards(1)(2) $	Option Awards(1)(2) $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensation(3) $	Total $
Paul H. Sunu (4) Director and Chief Executive Officer	2012	768,750	768,000	—	95,746	—	—	15,518	1,648,014
	2011	750,000	157,220	2,223,600	1,016,250	—	—	103,783	4,250,853
	2010	268,269	—	—	—	—	—	507,632	775,901
Ajay Sabherwal (5) Executive Vice President and Chief Financial Officer	2012	377,500	190,000	—	30,918	—	—	14,175	612,593
	2011	370,000	90,000	630,020	341,460	—	—	15,916	1,447,396
	2010	170,769	45,870	—	—	—	—	27,183	243,822
Shirley J. Linn Executive Vice President, General Counsel and Secretary	2012	307,500	155,000	—	25,931	—	—	13,858	502,289
	2011	300,000	165,776	500,310	268,290	—	—	12,140	1,246,516
	2010	300,000	67,320	—	—	—	—	17,111	384,431
Peter G. Nixon Executive Vice President, External Affairs and Operational Support	2012	325,000	162,500	—	25,931	—	—	13,972	527,403
	2011	325,000	136,258	500,310	268,290	—	—	13,653	1,243,511
	2010	325,000	72,930	—	—	—	—	15,392	413,322
Anthony A. Tomae (6) Executive Vice President and Chief Revenue Officer	2012	221,539	160,000	142,020	59,093	—	—	10,173	592,825
Kathleen McLean (7) Executive Vice President and Chief Revenue Officer	2012	107,189	53,595	—	25,931	—	—	729,073	915,788
	2011	300,000	80,000	500,310	268,290	—	—	13,743	1,162,343
	2010	237,385	67,883	—	—	—	—	53,428	358,696
(1) All 2011 bonus payments, stock awards and option awards were made in accordance with the Plan, upon emergence from bankruptcy. No bonuses were earned under the Annual Incentive Plan in 2011.
(2) The amounts shown in columns (e) and (f) are the grant date fair value of the stock and option awards, adjusted to eliminate the effect of any forfeiture assumption in calculating stock compensation, computed in accordance with the Compensation—Stock Compensation Topic of the Accounting Standards Codification ("ASC"). The grant date fair value per share of the restricted stock awards was calculated as the fair market value per share of the common stock on the date of grant. The grant date fair value per share of the restricted stock awarded on the Effective Date is equal to the fair value per share of the Company's common stock calculated in conjunction with fresh start accounting. The grant date fair value per share of the stock options was estimated using the Black-Scholes option pricing model which requires the use of various assumptions including the expected life of the option, expected dividend rate, expected volatility and risk-free interest rate. Key assumptions used for determining the fair value of the stock options granted during 2012 and 2011 were as follows:

	Year Ended December 31, 2012	Year Ended December 31, 2011
Expected life (a)	5.75 - 6 years	5.75 years
Expected dividend (b)	—	—
Expected volatility (c)	45%	45%
Risk-free interest rate (d)	0.875% - 1.21%	2.37%

(a)
The 5.75-year and 6.00-year expected lives (estimated period of time outstanding) of stock options granted were estimated using the 'Simplified Method' which utilizes the midpoint between the vesting date and the end of the contractual term. This method was utilized for the stock options due to the lack of historical exercise behavior of the Company's employees.

(b)	For all stock options granted during 2012 and 2011, no dividends are expected to be paid over the contractual term of the stock options resulting in the use of a zero expected dividend rate.

(c)
The expected volatility rate is based on the observed historical and implied volatilities of comparable companies, which were adjusted to account for the various differences between the comparable companies and the Company.

(d)
The risk-free interest rate is specific to the date of grant. On the Effective Date, the risk-free interest rate was interpolated from the yields on the 5-year and 7-year United States Treasury bonds. For stock options granted after the Effective Date, the risk-free interest rate is interpolated from the yields on the 5-year and 7-year United States Treasury constant maturity market yield in effect at the time of the grant.

(3) The amount shown in column (i) for 2012 reflects the following for each NEO:

•
Matching contributions made by FairPoint to its 401(k) retirement savings plan in the amounts of $12,500 for Mr. Sunu, $12,500 for Mr. Sabherwal, $12,500 for Ms. Linn, $12,500 for Mr. Nixon, $9,231 for Mr. Tomae and $5,359 for Ms. McLean;

•
Contributions made by FairPoint to the term life insurance plans it sponsors for all eligible employees (including our NEOs) in the amounts of $3,018 for Mr. Sunu, $1,675 for Mr. Sabherwal, $1,358 for Ms. Linn, $1,472 for Mr. Nixon, $942 for Mr. Tomae and $475 for Ms. McLean; and

•	Severance expenses paid by FairPoint in the amount of $723,239 for Ms. McLean.
(4) Mr. Sunu was appointed as our CEO on August 24, 2010. Mr. Sunu does not receive any compensation for serving on our board of directors.
(5) Mr. Sabherwal was appointed CFO on July 19, 2010.
(6) Mr. Tomae began employment with FairPoint on April 23, 2012.
(7) Ms. McLean began employment with FairPoint on March 15, 2010 and her employment terminated effective as of April 13, 2012.

Grants of Plan-Based Awards for 2012

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	All Other Option Awards: Number of Securities Underlying Options(1) (#)	Exercise or Base Price of Option Awards (4) ($/Sh)	Closing Market Price on Date of Option Award Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Paul H. Sunu Director and Chief Executive Officer	1/24/2012	—	—	—	—	—	—	—	48,000	4.56	4.60	95,746
Ajay Sabherwal Executive Vice President and Chief Financial Officer	1/24/2012	—	—	—	—	—	—	—	15,500	4.56	4.60	30,918
Shirley J. Linn Executive Vice President, General Counsel and Secretary	1/24/2012	—	—	—	—	—	—	—	13,000	4.56	4.60	25,931
Peter G. Nixon Executive Vice President, External Affairs and Operational Support	1/24/2012	—	—	—	—	—	—	—	13,000	4.56	4.60	25,931
Anthony A. Tomae Executive Vice President and Chief Revenue Officer	5/30/2012	—	—	—	—	—	—	27,000	—	—	N/A	142,020
	5/30/2012	—	—	—	—	—	—	—	26,000	5.29	5.26	59,093
Kathleen McLean (3) Executive Vice President and Chief Revenue Officer	1/24/2012	—	—	—	—	—	—	—	13,000	4.56	4.60	25,931

(1)
These awards and options were granted under the Long Term Incentive Plan. All stock awards and options granted on January 24, 2012 are time-vested, with 25% vesting on the grant date and the remainder vesting in three equal annual installments, commencing on the first anniversary date of the grant. All stock awards and options granted on May 30, 2012 are time-vested, vesting in three equal annual installments, commencing on the first anniversary date of the grant.

(2)
Reflects the grant date fair value of stock awards and options based on the number of awards included in the grant and the fair value of the awards at the date of grant, as determined in accordance with the Compensation—Stock Compensation Topic of the ASC. In the case of restricted stock this amount is equal to the number of restricted shares issued, multiplied by the market value of the Company's common stock on the date of grant. See note (2) to the Summary Compensation table for more information on the assumptions used.

(3)	Ms. McLean was granted 13,000 stock options during 2012, of which 6,500 stock options were subsequently canceled on April 13, 2012.

(4)	Exercise price of stock options is calculated as the average of the low and high market value of the Company's common stock on the date of grant.
N/A - Not applicable.

Outstanding Equity Awards at December 31, 2012

		Option Awards					Stock Awards
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name (1)	Grant Date	Number of Securities Underlying Unexercised Options (2) (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (2) (#)	Option Exercise Price (3) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (5) ($)
Paul H. Sunu Director and Chief Executive Officer	1/24/2012	12,000	—	36,000	4.56	1/24/2022	—	—	—	—
	1/24/2011	—	—	—	—	—	—	—	60,000	477,000
	1/24/2011	62,500	—	62,500	24.29	1/24/2021	—	—	—	—
Ajay Sabherwal Executive Vice President and Chief Financial Officer	1/24/2012	3,875	—	11,625	4.56	1/24/2022	—	—	—	—
	1/24/2011	—	—	—	—	—	—	—	17,000	135,150
	1/24/2011	21,000	—	21,000	24.29	1/24/2021	—	—	—	—
Shirley J. Linn Executive Vice President, General Counsel and Secretary	1/24/2012	3,250	—	9,750	4.56	1/24/2022	—	—	—	—
	1/24/2011	—	—	—	—	—	—	—	13,500	107,325
	1/24/2011	16,500	—	16,500	24.29	1/24/2021	—	—	—	—
Peter G. Nixon Executive Vice President, External Affairs and Operational Support	1/24/2012	3,250	—	9,750	4.56	1/24/2022	—	—	—	—
	1/24/2011	—	—	—	—	—	—	—	13,500	107,325
	1/24/2011	16,500	—	16,500	24.29	1/24/2021	—	—	—	—
Anthony A. Tomae Executive Vice President and Chief Revenue Officer	5/30/2012	—	—	—	—	—	—	—	27,000	214,650
	5/30/2012	—	—	26,000	5.29	5/30/2022	—	—	—	—

(1)	No stock options or stock awards are outstanding at December 31, 2012 for Kathleen McLean.

(2)
These stock options were granted under the Long Term Incentive Plan. All stock options granted on January 24, 2011 and 2012, respectively, are time-vested, with 25% vesting on the grant date and the remainder vesting in three equal annual installments, commencing on the first anniversary date of the grant. All stock options granted on May 30, 2012 are time-vested, vesting in three equal annual installments, commencing on the first anniversary date of the grant.

(3)
For the 2012 stock options, the exercise price is calculated as the average of the low and high market value of the Company's common stock on the date of grant. For the stock options granted on January 24, 2011, the Effective Date, the exercise price is based on the weighted average twenty day trading price of the Company's common stock following the Effective Date.

(4)
These stock awards were granted under the Long Term Incentive Plan. All stock awards granted on January 24, 2011 are time-vested, with 25% vesting on the grant date and the remainder vesting in three equal annual installments, commencing on the first anniversary date of the grant. All stock awards granted on May 30, 2012 are time-vested, vesting in three equal annual installments, commencing on the first anniversary date of the grant.

(5)	Computed by multiplying the number of unearned shares that have not vested in column (i) by $7.95, the market closing price of the Company's common stock on December 31, 2012.

Option Exercises and Stock Vested for 2012

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Paul H. Sunu Director and Chief Executive Officer	—	—	30,000	138,000
Ajay Sabherwal Executive Vice President and Chief Financial Officer	—	—	8,500	39,100
Shirley J. Linn Executive Vice President, General Counsel and Secretary	—	—	6,750	31,050
Peter G. Nixon Executive Vice President, External Affairs and Operational Support	—	—	6,750	31,050
Anthony A. Tomae Executive Vice President and Chief Revenue Officer	—	—	—	—
Kathleen McLean Executive Vice President and Chief Revenue Officer	6,500	6,825	6,750	31,050

(1)
Value realized for Ms. McLean is computed by multiplying the number of shares acquired upon exercise by the difference between the market price of underlying securities at the date of exercise ($5.61) and the strike price of the stock options ($4.56).

(2)	Value realized is computed by multiplying the number of shares acquired upon vesting by $4.60, the market price of the underlying securities on January 24, 2012, the vesting date.
Nonqualified Deferred Compensation
Pursuant to the Company's nonqualified deferred compensation plan, prior to entering Chapter 11 certain executives, including NEOs, could defer a portion of their annual salary and bonuses. Deferral elections could be made by eligible executives in each year for amounts to be earned in the following year. An executive could defer up to 50% of his or her annual salary and up to 100% of his or her annual bonus. Deferral elections have not been permitted since January 1, 2010 and all prior balances from salary and bonus deferrals were distributed at the beginning of 2011. Notwithstanding such distributions, the plan remains in effect.
Potential Payments Upon Termination or Change of Control
As of December 31, 2012, FairPoint had employment agreements with Paul H. Sunu and Anthony A. Tomae and change in control and severance agreements with Ajay Sabherwal, Shirley J. Linn and Peter G. Nixon. The 2010 Employment Agreement with Mr. Sunu, as described in this proxy statement, was replaced entirely by the 2013 Employment Agreement, as described in this proxy statement, on April 9, 2013. The Company's former change in control and severance agreements with each of Ajay Sabherwal, Shirley J. Linn and Peter G. Nixon, described below, were superseded by the employment agreements with each of such executive officers on January 22, 2013. The employment agreements provide benefits to our NEOs in the event their employment is terminated under certain circumstances as summarized below. In addition, as described below, FairPoint had an employment agreement with Kathleen McLean, whose employment terminated effective April 13, 2012, pursuant to which Ms. McLean received certain benefits upon such termination.
Employment Agreements
Paul H. Sunu
Under the 2010 Employment Agreement with Mr. Sunu (which has been replaced entirely by the 2013 Employment Agreement as described in this proxy statement), either party may have terminated Mr. Sunu's employment at any time. In the event (i) the Company terminated Mr. Sunu's employment without cause (as defined in the 2010 Employment Agreement), (ii) the term of employment under the 2010 Employment Agreement expired following the Company's delivery of a non-extension notice or (iii) Mr. Sunu resigned his employment for good reason (as defined in the 2010 Employment Agreement), Mr. Sunu would have received: (x) any accrued but unpaid base salary through the date of the termination, any unpaid Annual Incentive Plan bonus (in respect of any completed fiscal year that has ended prior to the date of the termination of Mr. Sunu's employment), any unpaid or unreimbursed expenses and any benefits to be provided under the Company's employee benefits plans upon a termination of employment; and (y) an amount equal to the sum of (A) two times the amount of Mr. Sunu's then-current base salary, (B) two times the amount of his Annual Incentive Plan bonus for the immediately preceding fiscal year; and (C) the cost of continued health and disability insurance coverage for Mr. Sunu and his covered dependents for a period of 24 months. In each case above, Mr. Sunu's entitlement to certain payments and benefits under the 2010 Employment Agreement were subject to his compliance with a non-interference agreement with the Company, pursuant to which Mr. Sunu agreed to, among other things, certain non-competition and non-solicitation provisions for 24 months following his employment with the Company.
In the event that Mr. Sunu's employment was terminated due to death or disability, Mr. Sunu or his estate or his beneficiaries, as the case may be, were entitled to (i) any accrued but unpaid base salary through the date of the termination of Mr. Sunu's employment, (ii) any unpaid Annual Incentive Plan bonus (in respect of any completed fiscal year that has ended prior to the date of the termination of Mr. Sunu's employment), (iii) any unpaid or unreimbursed expenses, (iv) any benefits to be provided under the Company's employee benefits plans (in accordance with such plans) and (v) an amount equal to the sum of (x) Mr. Sunu's then-current base salary, (y) Mr. Sunu's Annual Incentive Plan bonus for the immediately preceding fiscal year and (z) the cost of continued health and disability insurance coverage for Mr. Sunu and his covered dependents during the 12-month period following the date of such termination.
In the event that Mr. Sunu's employment was terminated (i) by the Company with cause, (ii) by Mr. Sunu without good reason, or (iii) upon the expiration of the term of employment following delivery by Mr. Sunu to the Company of a non-extension notice pursuant to the terms of the 2010 Employment Agreement, Mr. Sunu was entitled to (x) any accrued but unpaid base salary through the date of the termination of Mr. Sunu's employment, (y) any unpaid or unreimbursed expenses and (z) any benefits to be provided under the Company's employee benefits plans (in accordance with the terms of such plans). However, Mr. Sunu was entitled to receive the payments and benefits as provided by the 2010 Employment Agreement for termination by Mr. Sunu for good reason, subject to the same limitations described above, in the event that Mr. Sunu provided the Company with notice of his termination of employment without good reason during the 13th month following the consummation of a change in control.
In the event that (i) Mr. Sunu's employment was terminated due to death or disability, (ii) the Company terminated Mr. Sunu's employment without cause, (iii) the term of employment under the 2010 Employment Agreement expired following the Company's delivery of a non-extension notice to Mr. Sunu or (iv) Mr. Sunu terminated his employment with good reason, the payment of any amount or provision of any benefit in connection therewith was conditioned upon Mr. Sunu's execution and delivery to the Company of a release of all claims against, among other parties, the Company and its subsidiaries.
On April 9, 2013, the Company entered into the 2013 Employment Agreement with Mr. Sunu, which entirely replaced the 2010 Employment Agreement.
Under the 2013 Employment Agreement, in the event (a) the Company terminates Mr. Sunu's employment without cause (as defined in the 2013 Employment Agreement), (b) the term of employment under the Employment Agreement expires following the Company's delivery of a non-extension notice or (c) Mr. Sunu resigns his employment for good reason (as defined in the 2013 Employment Agreement), Mr. Sunu is entitled to receive the benefits and payments described above under the 2010 Employment Agreement under such termination circumstances. Mr. Sunu shall also be entitled to any (x) amounts payable under the Long Term Incentive Plan (in accordance with its terms) and (y) a pro rata portion of the Annual Incentive Plan bonus for the year in which the termination occurred. Furthermore, the amount of Mr. Sunu's average Annual Incentive Plan bonus shall be determined based on Mr. Sunu's actual annual bonus in the two years immediately preceding the year in which termination occurs. In addition, upon termination of his employment under the circumstances described in (a), (b) and (c) of this paragraph, Mr. Sunu shall be entitled to immediate accelerated vesting of (i) the next tranche of any time-based equity award that would have otherwise vested except for the termination or receipt of a non-extension notice and (ii) any performance-based equity award, if, in the discretion of the compensation committee, the performance vesting criteria have been met as of the date of termination, prorated for the time employed during the performance period prior to the date of termination or receipt of a non-extension notice. The benefits and payments described above are subject to adjustment in the event that Mr. Sunu's employment is terminated by the Company without cause (other than due to his death or disability) within 12 months before or 12 months after a change in control (as defined in the 2013 Employment Agreement), as set forth in the 2013 Employment Agreement.
Pursuant to the 2013 Employment Agreement, in the event that Mr. Sunu's employment is terminated (a) by the Company with cause, (b) by Mr. Sunu without good reason, (c) upon the expiration of the term of employment following delivery by Mr. Sunu to the Company of a non-extension notice pursuant to the terms of the 2013 Employment Agreement or (d) due to death or disability, Mr. Sunu or his estate or his beneficiaries, as applicable, shall be entitled to the respective benefits and payments as described above under the 2010 Employment Agreement under such termination circumstances (including with respect to those conditions related to Mr. Sunu's delivery of a non-extension notice in the 13th month following a change in control), as applicable. Mr. Sunu shall also be entitled to amounts payable under the Long Term Incentive Plan (in accordance with its terms).
Under the 2013 Employment Agreement, Mr. Sunu is also entitled to reimbursement by the Company of his relocation expenses up to $480,000 upon conclusion of his employment for any reason other than his death or a termination by the Company for cause.

In order to receive such reimbursement, Mr. Sunu must incur the reimbursable expenses and submit requests for such reimbursement within 18 months of the termination of his employment with the Company; provided, however, that the relocation expenses shall be deemed expended in full by Mr. Sunu on the date that is 18 months subsequent to such termination and Mr. Sunu shall receive any of the $480,000 not previously reimbursed within 30 days of such date.
The payment of any amount or provision of any benefit, subject to certain exceptions set forth in the 2013 Employment Agreement, remains conditioned upon Mr. Sunu's execution and delivery to the Company of a release of all claims against, among other parties, the Company and its subsidiaries, in connection with those termination circumstances under the 2013 Employment Agreement requiring a release. In addition, Mr. Sunu's entitlement to payments and benefits upon termination under the 2013 Employment Agreement remains subject to his compliance with a non-interference agreement with the Company on the terms described above.
Ajay Sabherwal, Shirley J. Linn, Peter G. Nixon and Anthony A. Tomae
Under the employment agreements with each of the above named executives, either party may terminate the executive's employment at any time. In the event (i) the Company terminates the executive's employment without cause (as defined in the employment agreements) prior to the expiration of the term of the employment, (ii) the Company delivers a termination notice to the executive in accordance with the provisions of his or her employment agreement prior to the expiration of the initial three-year employment period or (iii) the executive resigns his or her employment for good reason (as defined in the employment agreements), the executive will receive: (x) any accrued but unpaid base salary through the date of the termination, any unpaid Annual Incentive Plan bonus (in respect of any completed fiscal year that has ended prior to the date of the termination of the executive's employment), any unpaid or unreimbursed expenses, any benefits to be provided under the Company's employee benefits plans upon a termination of employment and any amounts payable under the Long Term Incentive Plan; and (y) an amount equal to the sum of (A) two times the amount of the executive's then-current base salary, (B) two times the amount of his or her average Annual Incentive Plan bonus for the immediately preceding two fiscal years where such average is determined by reference to the actual annual bonus paid to the executive for the immediately two preceding fiscal years, subject to certain adjustments if such termination or resignation occurs within six months before or after a change in control; and (C) the cost of continued health and disability insurance coverage for the executive and his or her covered dependents for a period of 24 months following such termination or resignation, as applicable. In the case of (iii) above, the executive is also entitled to accelerated vesting of the next tranche of awards payable under the Long Term Incentive Plan. The employment agreements do not require the Company to provide any tax gross-up on the benefits paid under the employment agreements.
In the event the Company terminates the executive's employment without cause (as defined in the employment agreements) or the Company delivers a termination notice to the executive, in either case after the expiration of the term of employment, the executive will receive: (i) any accrued but unpaid base salary through the date of the termination, (ii) any unpaid or unreimbursed expenses, (iii) any benefits to be provided under the Company's employee benefits plans and (iv) any amounts payable under the Long Term Incentive Plan. However, if such termination occurs within six months of a change in control, the executive shall also be entitled to any unpaid Annual Incentive Plan bonus (in respect of any completed fiscal year that has ended prior to the date of the termination of the executive's employment) and each of the payments and benefits described in clause (y) of the immediately preceding paragraph.
In the event that the executive's employment is terminated due to death or disability, the executive or his or her estate or his or her beneficiaries, as the case may be, shall be entitled to (i) any accrued but unpaid base salary through the date of the termination of the executive's employment, (ii) any unpaid Annual Incentive Plan bonus (in respect of any completed fiscal year that has ended prior to the date of the termination of the executive's employment), (iii) any unpaid or unreimbursed expenses, (iv) any benefits to be provided under the Company's employee benefits plans (in accordance with such plans) and (v) any amounts payable under the Long Term Incentive Plan.
In the event that the executive's employment is terminated (i) by the Company with cause, (ii) by the executive without good reason or (iii) upon the delivery by the executive to the Company of a termination notice pursuant to the terms of his or her employment agreement, the executive shall be entitled to any accrued but unpaid base salary through the date of the termination of the executive's employment, any unpaid or unreimbursed expenses, any benefits to be provided under the Company's employee benefits plans upon a termination of employment (in accordance with the terms of such plans) and any amounts payable under the Long Term Incentive Plan.
Upon the occurrence of a change in control, all of the executives' unvested benefits under the Long Term Incentive Plan are accelerated and vest in full.
The executive's entitlement to payments and benefits under his or her employment agreement is subject to his or her compliance with a non-interference agreement with the Company, pursuant to which the executive agrees to, among other things, certain non-competition and non-solicitation provisions for 12 months following his or her employment with the Company.

In addition, in the event that (i) the executive's employment is terminated due to death or disability, (ii) the Company terminates the executive's employment without cause, (iii) the Company delivers a termination notice prior to the expiration of the executive's term of employment pursuant to the provisions of the employment agreement, or (iv) the executive terminates his or her employment with good reason in accordance with his or her employment agreement, the payment of any amount or provision of any benefit in connection therewith is conditioned upon the executive's execution and delivery to the Company of a release of all claims, subject to certain exceptions set forth in the employment agreements.
Kathleen McLean
Ms. McLean's employment with the Company terminated effective as of April 13, 2012. The benefits and payments provided to her in connection with such termination were provided pursuant to her employment agreement with the Company dated as of July 1, 2011.
Under the employment agreement with Ms. McLean, either party may have terminated Ms. McLean's employment at any time. In the event (i) the Company terminated Ms. McLean's employment without cause (as defined in the employment agreement), (ii) the Company delivered a termination notice to Ms. McLean in accordance with the provisions of her employment agreement, or (iii) Ms. McLean resigned her employment for good reason (as defined in the employment agreement), Ms. McLean was to receive: (x) any accrued but unpaid base salary through the date of termination of Ms. McLean's employment and Annual Incentive Plan bonus (in respect of any completed fiscal year that had ended prior to the date of the termination of Ms. McLean's employment), any unpaid or unreimbursed expenses, any benefits provided under the Company's employee benefit plans upon a termination of employment and any amounts payable under the Long Term Incentive Plan; and (y) an amount equal to the sum of (A) two times the amount of Ms. McLean's then-current base salary, (B) two times the amount of her average Annual Incentive Plan bonus for the immediately preceding two fiscal years where the average is determined by reference to the actual annual bonus paid to Ms. McLean for the immediately two preceding fiscal years, subject to certain adjustments if such termination or resignation occurred within six months before or after a change in control and (C) the cost of continued health and disability insurance coverage for Ms. McLean and her covered dependents for a period of 24 months following such termination or resignation, as applicable. In the case of (iii) above, Ms. McLean was also entitled to accelerated vesting of the next tranche of awards payable under the Long Term Incentive Plan. The employment agreement did not require the Company to provide any tax gross-up on the benefits paid under the employment agreement.
In the event that Ms. McLean's employment was terminated due to death or disability, Ms. McLean or her estate or her beneficiaries, as the case may be, were entitled to (i) any accrued but unpaid base salary through the date of the termination of Ms. McLean's employment, (ii) any unpaid Annual Incentive Plan bonus (in respect of any completed fiscal year that had ended prior to the date of the termination of Ms. McLean's employment), (iii) any unpaid or unreimbursed expense reimbursements, (iv) any benefits provided under the Company's employee benefits plans (in accordance with such plans) and (v) any amounts payable under the Long Term Incentive Plan.
In the event that Ms. McLean's employment was terminated (i) by the Company with cause, (ii) by Ms. McLean without good reason or (iii) upon the delivery by Ms. McLean to the Company of a termination notice pursuant to the terms of her employment agreement, Ms. McLean was entitled to any accrued but unpaid base salary through the date of termination of Ms. McLean's employment, any unpaid or unreimbursed expenses, any benefits provided under the Company's employee benefits plans upon a termination of employment (in accordance with such plans) and any amounts payable under the Long Term Incentive Plan.
Upon the occurrence of a change in control, all of Ms. McLean's unvested benefits under the Long Term Incentive Plan would have accelerated and vested in full.
Ms. McLean's entitlement to payments and benefits under her employment agreement were subject to her compliance with a non-interference agreement with the Company, pursuant to which Ms. McLean agreed to, among other things, certain non-competition and non-solicitation provisions for 12 months following her employment with the Company.
In addition, in the event that (i) Ms. McLean's employment was terminated due to death or disability, (ii) the Company terminated Ms. McLean's employment without cause, (iii) the Company delivered a termination notice prior to the expiration of Ms. McLean's term of employment pursuant to the provisions of the employment agreement or (iv) Ms. McLean terminated her employment with good reason in accordance with her employment agreement, the payment of any amount or provision of any benefit in connection therewith was conditioned upon Ms. McLean's execution and delivery to the Company of a general release of claims.
As a result of Ms. McLean's termination effective as of April 13, 2012, she was entitled to and received the payments and benefits set forth above in connection with her termination without cause.

Change in Control and Severance Agreements
Ajay Sabherwal, Shirley J. Linn and Peter G. Nixon
We entered into the Severance Agreements, with Ms. Linn and Mr. Nixon on March 14, 2007 and with Mr. Sabherwal on July 19, 2010. Each severance agreement provided, subject to certain conditions, that we were to pay severance and provide benefits to the subject employee (i) in the event of such employee's termination without cause, or (ii) within two years of a change in control, upon such employee's resignation within 45 days following (A) a significant or material reduction of such employee's key responsibilities or duties or a downgrade of such employee's then career band level to a level that is lower than the then current career band level of such employee, (B) a reduction in such employee's overall compensation opportunities (other than if the Company for business reasons had to reduce bonus opportunities or base salaries of all executives), (C) the diminishment or elimination of such employee's rights to the severance benefits detailed in the Severance Agreement or (D) any material breach by the Company of the Severance Agreement. The severance payable and benefits required to be provided included unpaid base salary as of the date of separation, expense reimbursements, accrued benefits, any earned but unpaid bonus or incentive payment for the fiscal year before the year of termination, provided that any unpaid vested amounts or benefits under the Company's compensation, incentive or benefit plans would have been paid in accordance with such plans, lump sum cash payments equal to two times such employee's annual base salary and target Annual Incentive Plan bonus (in the case of Mr. Sabherwal the annual bonus was equal to the target Annual Incentive Plan bonus and, with respect to Ms. Linn and Mr. Nixon, the annual bonus was equal to the average of the last two years' Annual Incentive Plan bonus made to such employees, if any), lump sum cash payments equivalent to 24 months of COBRA premiums and life insurance premiums, and the vesting of all non-performance-based, non-vested and/or unearned long-term incentive awards, among others, provided that any applicable performance requirement under any long-term incentive awards must have been satisfied. If the Company determined that reducing the benefits to just below the level that would trigger the "golden parachute" excise tax payable by the employee would have resulted in a greater after-tax benefit to the employee, the benefits would have been reduced to that level. The payment of certain amounts and provision of certain benefits under the Severance Agreements were conditioned upon the subject employee's signing and making effective a general release of claims.
The Severance Agreements also contained provisions pursuant to which each subject employee, for a period of 12 months after such employee leaves the employment of the Company, agreed to refrain from certain activities including (1) soliciting any of our employees or consultants to leave us or to perform services for another company or (2) accepting any employment or similar arrangements with certain of our competitors.
The Severance Agreements with each of Ajay Sabherwal, Shirley J. Linn and Peter G. Nixon were superseded by the employment agreements with each of such executive officers entered into on January 22, 2013.
Potential Post-Employment Payments Table
The following table shows cash compensation and other benefits that would have been provided under the agreements with the NEOs if their employment had terminated on December 31, 2012 under conditions that would trigger payments, other than Ms. McLean. The information set forth in the table below with respect to Ms. McLean shows the cash compensation and other benefits provided to her in connection with the termination of her employment with the Company without cause effective April 13, 2012. The information set forth in the table below with respect to Mr. Sunu, Mr. Sabherwal, Ms. Linn and Mr. Nixon shows cash compensation and benefits that would have been provided under the 2010 Employment Agreement or Severance Agreements, as applicable, all of which were in effect on December 31, 2012. Descriptions of the cash compensation and other benefits that are to be provided upon termination under the agreements entered into with such individuals in 2013 are provided above.

Reason for Payment	Base Salary ($)	Bonus (1) ($)	Acceleration and Continuation of Equity Awards (Unamortized Expense as of 12/31/12) ($)	Continuation of Medical/Welfare Benefits (Present Value) ($)	Total Termination Benefits ($)
Paul H. Sunu Director and Chief Executive Officer
Involuntary termination with cause	—	—	—	—	—
Voluntary termination without good reason	—	—	—	—	—

Reason for Payment	Base Salary ($)	Bonus (1) ($)	Acceleration and Continuation of Equity Awards (Unamortized Expense as of 12/31/12) ($)	Continuation of Medical/Welfare Benefits (Present Value) ($)	Total Termination Benefits ($)
Termination without cause, termination without cause after change in control or voluntary termination with good reason	1,550,000	—	912,510	40,324	2,502,834
Ajay Sabherwal Executive Vice President and Chief Financial Officer
Involuntary termination with cause	—	—	—	—	—
Voluntary termination without good reason	—	—	—	—	—
Termination without cause, termination after change in control or voluntary termination with good reason	755,000	377,500	274,758	50,477	1,457,735
Shirley J. Linn Executive Vice President, General Counsel and Secretary
Involuntary termination with cause	—	—	—	—	—
Voluntary termination without good reason	—	—	—	—	—
Termination without cause, termination after change in control or voluntary termination with good reason	615,000	67,320	218,147	23,863	924,330
Peter G. Nixon Executive Vice President, External Affairs and Operational Support
Involuntary termination with cause	—	—	—	—	—
Voluntary termination without good reason	—	—	—	—	—
Termination without cause, termination after change in control or voluntary termination with good reason	650,000	72,930	218,147	37,594	978,671
Anthony A. Tomae Executive Vice President and Chief Revenue Officer
Involuntary termination with cause	—	—	—	—	—
Voluntary termination without good reason	—	—	—	—	—
Voluntary termination with good reason	640,000	—	53,851	45,337	739,188
Termination without cause	640,000	—	80,776	45,337	766,113
Termination after change in control	640,000	221,539	161,552	45,337	1,068,428
Kathleen McLean (2) Executive Vice President and Chief Revenue Officer
Involuntary termination with cause	—	—	—	—	—
Voluntary termination without good reason	—	—	—	—	—
Termination without cause or after change in control	640,000	67,883	3,120	15,356	726,359

(1)	Bonus paid upon termination under the applicable scenario is calculated as follows:

•
Paul H. Sunu—The bonus paid upon termination without cause, termination without cause after change in control or voluntary termination with good reason is calculated as two times the amount of the annual bonus earned for the immediately preceding fiscal year (fiscal year 2011). Mr. Sunu did not receive an annual bonus for fiscal year 2011.

•
Ajay Sabherwal—The bonus paid upon termination without cause, termination without cause after change in control or voluntary termination with good reason is calculated as two times the target annual incentive award for fiscal year 2012. Mr. Sabherwal's target Annual Incentive Plan bonus award is 50% of his base salary.

•
Shirley J. Linn—The bonus paid upon termination without cause, termination without cause after change in control or voluntary termination with good reason is calculated as two times the average of the annual bonus earned for the immediately two preceding fiscal years (fiscal years 2011 and 2010). Ms. Linn did not receive an annual bonus for fiscal year 2010.

•
Peter G. Nixon—The bonus paid upon termination without cause, termination without cause after change in control or voluntary termination with good reason is calculated as two times the average of the annual bonus earned for the immediately two preceding fiscal years (fiscal years 2011 and 2010). Mr. Nixon did not receive an annual bonus for fiscal year 2010.

•
Anthony A. Tomae—The bonus paid upon voluntary termination with good reason or termination without cause is calculated as two times the average of the annual bonus earned for the immediately two preceding fiscal years (fiscal years 2011 and 2010). The bonus paid upon termination after change in control is calculated as the greater of (a) two times the average of the annual bonus earned for the immediately two preceding fiscal years (fiscal years 2011 and 2010) or (b) two times the target annual bonus for fiscal year 2012 (based on his base salary earned in 2012). Mr. Tomae began employment with the Company on April 23, 2012 and his target annual incentive award is 50% of his base salary.

(2)	Ms. McLean's employment with FairPoint terminated effective as of April 13, 2012. Reflects the actual payment and benefits received by Ms. McLean upon her termination with the Company without cause.
Director Compensation
We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, we consider the significant amount of time that directors spend in fulfilling their duties to the Company as well as the skill level required by the members of our board of directors. FairPoint's employee director, Mr. Sunu, does not receive any compensation for serving on its board of directors.
2012 Compensation
Cash Compensation. With the exception of Mr. Arden and later Mr. Gingold, each of whom elected to forgo all compensation, the Company's non-employee directors were paid the following cash fees in 2012: (i) an annual fee of $75,000 for serving as a non-employee director: (ii) a $30,000 annual cash retainer for serving as the chairman of the board of directors; (iii) a $30,000 annual cash retainer for serving as the chairperson of the audit committee; (iv) a $20,000 annual cash retainer for serving as the chairperson of the compensation committee, the corporate governance and nominating committee and the regulatory committee; and (v) annual committee member fees of $15,000 for serving on the audit committee and $7,500 for serving on the compensation committee. All annual fees were paid in quarterly installments.
Equity Compensation. The Company's non-employee directors did not receive equity grants in 2012.

2012 Director Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Todd W. Arden (4)(5)	—	—	—	—	—	—	—
Dennis J. Austin	75,000	—	—	—	—	—	75,000
Peter C. Gingold (4)(6)	—	—	—	—	—	—	—
Edward D. Horowitz	125,000	—	—	—	—	—	125,000
Michael J. Mahoney	110,000	—	—	—	—	—	110,000
Michael K. Robinson	90,000	—	—	—	—	—	90,000
David L. Treadwell	102,500	—	—	—	—	—	102,500
Wayne Wilson	105,000	—	—	—	—	—	105,000

(1)
See the discussion preceding this table for the general method used to determine each non-employee director's cash compensation. For fiscal 2012, the particular components paid as cash compensation in excess of each non-employee director's $75,000 annual retainer were as follows: Mr. Horowitz ($30,000 as chairman of the board of directors and $20,000 as chair of the compensation committee); Mr. Mahoney ($15,000 as member of the audit committee and $20,000 as chair of the regulatory committee); Mr. Robinson ($15,000 as member of the audit committee); Mr. Treadwell ($7,500 as member of the compensation committee and $20,000 as chair of the corporate governance and nominating committee) and Mr. Wilson ($30,000 as chair of the audit committee).

(2)	No stock awards were granted to non-employee directors during 2012.

(3)	No stock options were granted to non-employee directors during 2012.

(4)	Mr. Arden and Mr. Gingold waived the receipt of all compensation.

(5)	Mr. Arden resigned from the board of directors effective June 22, 2012.

(6)	Mr. Gingold was appointed to the board of directors effective June 25, 2012.
Compensation Committee Interlocks and Insider Participation
From January 1, 2012 to June 22, 2012, the compensation committee of the board of directors was comprised of Mr. Horowitz, Mr. Arden and Mr. Treadwell. Mr. Arden resigned from the board of directors effective June 22, 2012. Mr. Gingold was appointed to the board of directors effective June 25, 2012 and served on the compensation committee with Mr. Horowitz and Mr. Treadwell from August 20, 2012 through December 31, 2012. None of the members of the board of directors who sat on the compensation committee in 2012 was employed by us as an officer or employee during or prior to 2012. No compensation member had any interlocking relationships requiring disclosure under applicable rules and regulations.

EXECUTIVE OFFICERS
The following table sets forth the names and positions of our current executive officers and their ages as of April 12, 2013.

Name	Age	Position
Paul H. Sunu	57	Director and Chief Executive Officer
Ajay Sabherwal	47	Executive Vice President and Chief Financial Officer
Shirley J. Linn	62	Executive Vice President, General Counsel and Secretary
Peter G. Nixon	60	Executive Vice President, External Affairs and Operational Support
Anthony A.Tomae	53	Executive Vice President and Chief Revenue Officer
Kenneth W. Amburn	70	Executive Vice President, Operations and Engineering
Gregory W. Castle	62	Executive Vice President, Human Resources
Rosemary M. Hauser	53	Executive Vice President and Chief Information Officer
John T. Hogshire	51	Vice President and Controller
The following sets forth selected biographical information for our executive officers who are not directors.
Ajay Sabherwal. In July 2010, Mr. Sabherwal was appointed as our Executive Vice President and CFO. Previously, Mr. Sabherwal served as CFO for Mendel Biotechnology from 2009 to 2010, CFO for Aventine Renewable Energy from 2005 to 2009 and Executive Vice President, Finance and CFO for Choice One Communications from 1999 to 2005.
Shirley J. Linn. In March 2006, Ms. Linn was appointed as our Executive Vice President, General Counsel and Secretary. Previously, Ms. Linn served as our Senior Vice President, General Counsel and Secretary from September 2004 to March 2006. Prior thereto, Ms. Linn served as our General Counsel since October 2000, our Vice President since October 2000, and our Secretary since December 2000. Prior to joining us, Ms. Linn was in the private practice of law in Charlotte, North Carolina and New York City, in each case where she specialized in general business matters, particularly mergers and acquisitions.
Peter G. Nixon. In July 2011, Mr. Nixon assumed the role of Executive Vice President, External Affairs and Operational Support. Previously, since July 2007, Mr. Nixon served as our President. Prior to July 2007, Mr. Nixon had served as our Chief Operating Officer since November 2002. Previously, Mr. Nixon was our Senior Vice President of Corporate Development from February 2002 to November 2002 and President of our Telecom Group from April 2001 to February 2002. Prior to this, Mr. Nixon served as President of our Eastern Region, Telecom Group from June 1999 to April 2001 and President of Chautauqua and Erie Telephone Corporation, which we refer to as C&E, from July 1997, when we acquired C&E, to June 1999. From April 1989 to June 1997, Mr. Nixon served as Executive Vice President of C&E. From April 1978 to March 1989, Mr. Nixon served as Vice President of Operations for C&E. Mr. Nixon served as the past Chairman of the New York State Telecommunications Association from June 1996 to June 1998.
Anthony A. Tomae. In April 2012, Mr. Tomae was appointed as our Executive Vice President and Chief Revenue Officer.  Mr. Tomae previously served as Executive Vice President, Sales and Marketing at Deltacom from 2006 to 2010 and as Senior Vice President of Marketing at Wiltel Communications from 2003 to 2005. Additionally, Mr. Tomae served as Vice President of Marketing and Product Management at Broadwing Communications from 1999 to 2002 and held marketing positions at other telecommunications-related companies prior to that, including Prodigy, Inc. and AT&T.
Kenneth W. Amburn. In October 2010, Mr. Amburn was appointed as our Executive Vice President, Operations and Engineering. Prior to joining us, Mr. Amburn served as Chief Operating Officer for Madison River Communications from September 2000 to April 2007 and as Vice President of Operations for Madison River Communications from May 1998 to August 2000. Previously, Mr. Amburn served as Vice President for Network Construction Services from September 1995 to April 1998. He also served as Vice President, East Region for Citizens Utilities from July 1993 to August 1995, Sprint/Centel Texas from January 1993 to June 1993 and Centel Texas from January 1985 to December 1992.
Gregory W. Castle. In May 2012, Mr. Castle was appointed as our Executive Vice President, Human Resources. Previously, from August 2011 to May 2012, Mr. Castle served as our Senior Vice President, Human Resources. Prior to that, from May 2011 to August 2011, Mr. Castle served as our Vice President, Human Resources and from January 2011 to May 2011, he served as our Vice President, Labor Relations. Mr. Castle previously served, from 2004 to 2011, as the President of Castle & Associates, a consulting firm developing human resources and labor relations strategies for its consulting clients. Prior thereto, Mr. Castle served as Senior Vice President, Corporate Human Resources at Orius Corporation from 2001 to 2004, as Vice President, Human Resources at Exelon Corporation from 2000 to 2001 and as Vice President, Corporate Labor Relations for Ameritech Corporation from 1995 to 2000.

Rosemary M. Hauser. In May 2012, Ms. Hauser was appointed as our Executive Vice President and Chief Information Officer. Previously, from August 2011 to May 2012, Ms. Hauser served as our Senior Vice President and Chief Information Officer. Ms. Hauser previously served as the Senior Vice President and Chief Information Officer for Hawaiian Telcom Communications, Inc. from 2008 to 2011, as the Vice President-Delivery Services Finance & Corporate for Freddie Mac from 2007 to 2008, as the Vice President-Finance, HR, Billing and Unified Messaging for MCI from 2003 to 2006 and the Vice President—OSS Systems, Billing and Architecture, PMO for XO Communications from 2000 to 2003. Additionally, Ms. Hauser held various positions at Bell Atlantic, including the Group Information Officer from 1996 - 2000, the Vice President-Business Solutions from 1998 - 1999 and the Vice President—Strategic Billing from 1996 - 1998.
John T. Hogshire. In September 2010, Mr. Hogshire was appointed as our Vice President and Controller.  Mr. Hogshire previously served as the Director of Accounting for Aviat Networks (f/k/a Harris Stratex Networks) from July 2008 to September 2010, as a Consultant with Aviat Networks from January 2008 to July 2008 and as Vice President—Controller of Madison River Communications from December 1998 to July 2007.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our code of business conduct and ethics, which is posted on our website at www.fairpoint.com, prohibits directors and executive officers from engaging in transactions on behalf of us with a family member or with a company with which they are or their family member is a significant owner or associated or employed in a significant role. Our audit committee must review and approve in advance all material related party transactions or business or professional relationships. All instances involving potential related party transactions or business or professional relationships must be reported to our legal department which will assess the materiality of the transaction or relationship and elevate the matter to the audit committee as appropriate. Any dealings with a related party must be conducted in such a way as to avoid preferential treatment and assure that the terms obtained by us are no less favorable than could be obtained from unrelated parties on an arm's-length basis. Directors and officers are not permitted to enter into, develop or continue any such material transaction or relationship without obtaining prior approval from the audit committee.
Michael K. Robinson, a member of our board of directors, serves as the CEO of Broadview. From time to time, Broadview purchases services from us in the ordinary course of business. In 2012, we provided wholesale services, specifically the resale of access on our network and unbundled network elements, as well as full end-to-end circuit platforms, to Broadview, totaling approximately $1.5 million in the aggregate. Such services were provided on an arm's-length basis.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own, or are part of a group that owns, more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and NASDAQ. Officers, directors and beneficial owners of more than 10% of our common stock are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of Forms 3, 4 and 5 and amendments thereto available to us and other information obtained from our directors, officers and beneficial owners of more than 10% of our common stock or otherwise available to us, we believe that no director, officer or beneficial owner of more than 10% of our common stock failed to file on a timely basis reports required pursuant to Section 16(a) of the Exchange Act for fiscal year 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock as of April 12, 2013. The information (other than with respect to our current directors and executives) is based on a review of statements filed prior to April 12, 2013 with the SEC pursuant to Sections 13(d), 13(f), 13(g) and 16 of the Exchange Act with respect to our common stock. The following table includes beneficial ownership for:

•	each NEO;

•	all other executive officers as a group;

•	each director;

•	all executive officers and directors as a group; and

•	each person known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock based on such person's most recently filed Schedule 13D or Schedule 13G.
The address of each director and executive officer listed is c/o FairPoint Communications, Inc., 521 East Morehead Street, Suite 500, Charlotte, NC 28202.
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

	Common Stock Beneficially Owned (1)
Name	Number	Percent of Class
Executive Officers and Directors:
Paul H. Sunu (2)	320,250	1.2%
Ajay Sabherwal (3)	96,605	0.4%
Shirley J. Linn (4)	71,562	0.3%
Peter G. Nixon (5)	77,877	0.3%
Anthony A. Tomae (6)	50,167	0.2%
Kathleen McLean (7)	11,002	*
Other executive officers as a group (4 persons) (8)	157,163	0.6%
Dennis J. Austin (9)	43,770	0.2%
Peter Gingold (10)	—	—%
Edward D. Horowitz (11)	53,770	0.2%
Michael J. Mahoney (12)	43,770	0.2%
Michael K. Robinson (13)	43,770	0.2%
David L. Treadwell (14)	62,770	0.2%
Wayne Wilson (15)	43,770	0.2%
All executive officers and directors as a group (16 persons) (16)	1,065,244	4.0%
5% Shareholders:
Angelo, Gordon & Co., L.P. (17)	5,128,325	19.4%
Anchorage Capital Group, L.L.C. (18)	2,555,755	9.7%
Lombard Odier Asset Management (USA) Corp (19)	2,394,149	9.0%
Maglan Capital LP (20)	2,376,599	9.0%
Lehman Brothers Holdings Inc. (21)	2,072,895	7.8%
Canton Holdings, L.L.C. (22)	1,873,232	7.1%
New Generation Advisers LLC (23)	1,380,209	5.2%
BlackRock, Inc. (24)	1,368,688	5.2%
*Less than 0.1%.

(1)
Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. The percentage of beneficial ownership is based on 26,477,258 shares of our common stock outstanding as of April 12, 2013.

(2)
With respect to shares beneficially owned: (i) includes 141,250 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii)  includes 60,000 shares of restricted stock awarded under our Long Term Incentive Plan and (iii) includes 119,000 shares of common stock.

(3)
With respect to shares beneficially owned: (i) includes 51,750 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) includes 17,500 shares of restricted stock awarded under our Long Term Incentive Plan and (iii) includes 27,355 shares of common stock.

(4)
With respect to shares beneficially owned: (i) includes 37,750 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) includes 11,625 shares of restricted stock awarded under our Long Term Incentive Plan and (iii) includes 22,187 shares of common stock.

(5)
With respect to shares beneficially owned: (i) includes 40,375 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) includes 15,000 shares of restricted stock awarded under our Long Term Incentive Plan and (iii) includes 22,502 shares of common stock.

(6)
With respect to shares beneficially owned: (i) includes 14,167 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) includes 33,750 shares of restricted stock awarded under our Long Term Incentive Plan and (iii) includes 2,250 shares of common stock.

(7)
Ms. McLean's employment with the Company terminated effective as of April 13, 2012. With respect to shares beneficially owned: includes 11,002 shares of common stock as of April 13, 2012, the latest date for which information is available to the Company.

(8)
With respect to shares beneficially owned: (i) includes 89,275 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) includes 34,200 shares of restricted stock awarded under our Long Term Incentive Plan and (iii) includes 33,688 shares of common stock.

(9)
With respect to shares beneficially owned: (i) includes 16,502 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) includes 16,331 shares of restricted stock awarded under our Long Term Incentive Plan and (iii) includes 10,937 shares of common stock.

(10)	Mr. Gingold has elected to waive all compensation.

(11)
With respect to shares beneficially owned: (i) includes 16,502 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) includes 16,331 shares of restricted stock awarded under our Long Term Incentive Plan and (iii) includes 20,937 shares of common stock.

(12)
With respect to shares beneficially owned: (i) includes 16,502 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) includes 16,331 shares of restricted stock awarded under our Long Term Incentive Plan and (iii) includes 10,937 shares of common stock.

(13)
With respect to shares beneficially owned: (i) includes 16,502 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) includes 16,331 shares of restricted stock awarded under our Long Term Incentive Plan and (iii) includes 10,937 shares of common stock.

(14)
With respect to shares beneficially owned: (i) includes 16,502 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) includes 16,331 shares of restricted stock awarded under our Long Term Incentive Plan and (iii) includes 29,937 shares of common stock.

(15)
With respect to shares beneficially owned: (i) includes 16,502 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) includes 16,331 shares of restricted stock awarded under our Long Term Incentive Plan and (iii) includes 10,937 shares of common stock.

(16)
With respect to shares beneficially owned: (i) includes 464,912 shares of our common stock issuable upon exercise of stock options that are either currently exercisable or become exercisable during the next 60 days, (ii) includes 270,061 shares of restricted stock awarded under our Long Term Incentive Plan and (iii) includes 321,604 shares of common stock. Does not include shares beneficially owned by Ms. McLean because she is not a current executive officer.

(17)
Other than the information relating to its percentage ownership of our common stock, based solely on information contained in the Schedule 13D filed with the SEC on May 20, 2011, by Angelo, Gordon & Co., L.P. (address: 245 Park Avenue, 26th Floor, New York, New York 10167). The Angelo, Gordon & Co., L.P. Schedule 13D reported sole voting power and sole dispositive power of 5,128,325 shares.

(18)
Other than the information relating to its percentage ownership of our common stock, based solely on information contained in the Schedule 13G filed on February 14, 2013 with the SEC as of December 31, 2012, by Anchorage Capital Group, L.L.C. (address: 610 Broadway, 6th Floor, New York, New York 10012). The Anchorage Capital Group, L.L.C. Schedule 13G reported shared voting power and shared dispositive power of 2,555,755 shares.

(19)
Other than the information relating to its percentage ownership of our common stock, based solely on information contained in the Schedule 13G filed on February 11, 2013 with the SEC as of December 31, 2012, by Lombard Odier Asset Management (USA) Corp (address: 888 7th Avenue, 11th Floor, New York, New York 10106). The Lombard Odier Asset Management (USA) Corp Schedule 13G reported shared voting power and shared dispositive power of 2,394,149 shares.

(20)
Other than the information relating to its percentage ownership of our common stock, based solely on information contained in the Schedule 13D filed on April 11, 2013 with the SEC, by Maglan Capital LP (address: 25 West 39th Street, 16th Floor, New York, New York 10018). The Maglan Capital LP Schedule 13D reported shared voting power and shared dispositive power of 2,376,599 shares.

(21)
Other than the information relating to its percentage ownership of our common stock, based solely on information contained in the Schedule 13G filed on July 27, 2012 with the SEC, by Lehman Brothers Holdings Inc. (address: 1271 Avenue of the Americas, New York, New York 10020). The Lehman Brothers Holdings Inc. Schedule 13G reported sole voting power and sole dispositive power of 2,072,895 shares.

(22)
Other than the information relating to its percentage ownership of our common stock, based solely on information contained in the Schedule 13G filed on February 14, 2013 with the SEC as of December 31, 2012, by Canton Holdings, L.L.C. (address: 570 Lexington Avenue, 40th Floor, New York, New York, 10022). The Canton Holdings, L.L.C. Schedule 13G reported shared voting power and shared dispositive power of 1,873,232 shares.

(23)
Other than the information relating to its percentage ownership of our common stock, based solely on information contained in the Schedule 13G filed on February 12, 2013 with the SEC as of December 31, 2012, by New Generation Advisors LLC (address: 49 Union Street, Manchester, MA 01944). The New Generation Advisors LLC Schedule 13G reported shared voting power and shared dispositive power of 1,380,209 shares.

(24)
Other than the information relating to its percentage ownership of our common stock, based solely on information contained in the Schedule 13G filed on January 30, 2013 with the SEC as of December 31, 2012, by BlackRock, Inc. (address: 40 East 52nd Street, New York, New York 10022). The BlackRock, Inc. Schedule 13G reported sole voting power and sole dispositive power of 1,368,688 shares.

PROPOSAL 1: ELECTION OF DIRECTORS
Our board of directors currently consists of eight directors. In accordance with the Company's By-laws, each member of the board of directors is expected to have a one-year term so that their term will expire at each annual meeting of shareholders.
It is intended that the persons named in the accompanying proxy will vote to elect the nominees listed below unless authority to vote is withheld. Each nominee will serve until the annual meeting of shareholders at which his term expires or until an earlier resignation or retirement or until a successor is elected and qualifies to serve.
We expect that each of the nominees will be available for election. However, if a vacancy in the slate of nominees is caused by death or other unexpected occurrence, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee selected by the persons named in the proxy.
Nominees for Election as Directors
The table below sets forth the names, ages as of April 12, 2013, and existing positions with us held by each nominee:

Name	Age	Office or Position Held
Dennis J. Austin	68	Member of the Regulatory Committee
Peter C. Gingold	39	Member of the Compensation Committee
Edward D. Horowitz	65	Chair of the Board of Directors, Chair of the Compensation Committee and member of the Corporate Governance and Nominating Committee
Michael J. Mahoney	62	Chair of the Regulatory Committee and member of the Audit Committee
Michael K. Robinson	56	Member of the Audit Committee and member of the Regulatory Committee
Paul H. Sunu	57	Director and Chief Executive Officer of FairPoint
David L. Treadwell	58	Chair of the Corporate Governance and Nominating Committee and member of the Compensation Committee
Wayne Wilson	64	Chair of the Audit Committee and member of the Corporate Governance and Nominating Committee
Vote Required; Recommendation
Directors will be elected by a plurality of the votes cast so long as a quorum is present at the annual meeting. Unless otherwise indicated on the proxy, properly executed proxies will be voted to elect the nominees for director. The board of directors recommends that shareholders vote "FOR" all of the nominees for election as directors.

PROPOSAL 2: APPROVAL ON AN ADVISORY BASIS OF OUR NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires our shareholders to have the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs. Last year, our shareholders voted on how frequently we should have an advisory vote on executive compensation, typically known as a "say-on-pay" vote. In accordance with those voting results, we will conduct a "say-on-pay" vote every year at the annual meeting. We are required to hold votes on the frequency of the "say-on-pay" vote every six years.
As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals. Our NEOs are also aligned with our shareholders because a meaningful portion of their compensation is comprised of equity-based incentives. Our compensation committee, which oversees and approves our compensation philosophy and programs, engages in an extensive process to align executive pay, both short- and long-term, with our performance and the interests of our shareholders. Please read the "Compensation Discussion and Analysis" for additional details about our executive compensation programs. We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote "FOR" the following resolution at the Annual Meeting:
"RESOLVED, that the shareholders of FairPoint Communications, Inc. (the "Company") approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation table and the other related tables and narrative disclosure."
The say-on-pay vote is advisory, and therefore not binding on us, our board of directors or the compensation committee of our board of directors. However, our board of directors and the compensation committee value the opinions of our shareholders and to the extent there is any significant vote against the NEO compensation, we will consider our shareholders' concerns and our compensation committee will evaluate whether any actions are necessary to address those concerns.
Vote Required; Recommendation
The approval by a non-binding advisory vote of our named executive officer compensation requires the affirmative vote of the holders of a majority of the shares present and entitled to vote. The board of directors unanimously recommends that you vote "FOR" the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and has recommended that the appointment of Ernst & Young LLP be submitted for ratification by the shareholders at the annual meeting. We have been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent registered public accountants and clients.
We understand that a representative from Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if desired and will be available to respond to appropriate questions.
Shareholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required. However, the appointment is being submitted for ratification at the annual meeting with a view toward soliciting the shareholders' opinions, which the audit committee will take into consideration in future deliberations. If the appointment of Ernst & Young LLP is not ratified at the annual meeting, the audit committee will consider the engagement of other independent registered public accounting firms in the future. The audit committee may terminate the engagement of Ernst & Young LLP as our independent registered public accounting firm without the approval of our shareholders whenever the audit committee deems termination necessary or appropriate.
Vote Required; Recommendation
The affirmative vote of the holders of a majority of the shares present and entitled to vote is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. The board of directors recommends that shareholders vote "FOR" ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.
Principal Accounting Fee Information
The following table sets forth the aggregate fees paid or payable to Ernst & Young LLP, our independent registered public accounting firm, relating to services rendered for our fiscal years ended December 31, 2012 and 2011:

	Year Ended December 31, 2012	Year Ended December 31, 2011
Audit Fees (1)	$2,483,000	$4,032,800
Audit-related Fees (2)	2,000	57,000
Tax Fees (3)	476,230	620,900
All Other Fees	—	—
Total	$2,961,230	$4,710,700
(1) Audit fees include amounts billed to us related to annual financial statement audit work and quarterly financial statement reviews. These amounts also include the review of documents filed with the SEC, accounting consultations related to the annual audit and preparation of letters for underwriters and other requesting parties with respect to the application of fresh start accounting.
(2) Audit-related Fees consist of amounts billed to us related to an online research tool for 2012 and 2011 and a review of internal controls within our revenue process for 2011.
(3) Tax Fees consist of fees for professional services for tax consulting and compliance as well as reviews of our 2012 and 2011 restructuring costs for tax purposes.
Audit Committee Pre-Approval Policy
In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent accountants were pre-approved by our audit committee.
Our audit committee's pre-approval policy provides that our independent registered public accounting firm shall not provide services that have the potential to impair or appear to impair the independence of the audit role. The pre-approval policy requires our independent registered public accounting firm to provide an annual engagement letter to our audit committee outlining the scope of the audit services proposed to be performed during the fiscal year. Upon the audit committee's acceptance of and agreement with such engagement letter, the services within the scope of the proposed audit services shall be deemed pre-approved pursuant to the policy.
The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the audit committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter. In addition, services to be provided by our independent registered public accounting firm that are not within the category of pre-approved services must be approved by the audit committee prior to engagement, regardless of the service being requested or the dollar amount involved.
Requests or applications for services that require specific separate approval by the audit committee are required to be submitted to the audit committee by both management and the independent registered public accounting firm and must include a detailed description of the services to be provided and a joint statement confirming that the provision of the proposed services does not impair the independence of the independent registered public accounting firm.
The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee is prohibited from delegating to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

SHAREHOLDER PROPOSALS
Any proposal or proposals by a shareholder submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement and proxy card relating to our 2014 annual meeting of shareholders must be submitted to us no later than December 19, 2013. All such submissions must comply with Rule 14a-8. In addition, if you desire to bring business or submit a proposal (including director nominations) before our 2014 annual meeting of shareholders outside of Rule 14a-8 under the Exchange Act (i.e., where such business or proposal will not be included in the Company's proxy statement for the 2014 annual meeting) you must comply with our By-laws, which require, among other things, that you provide written notice of such business to our secretary, which notice must be received not less than 90 days nor more than 120 days prior to the first anniversary of the previous year's annual meeting. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to the 2014 annual meeting of shareholders any shareholder proposal which may be omitted from the proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.
Notices of intention to present proposals at the 2014 annual meeting should be addressed to the Company, Attn: Secretary, 521 East Morehead Street, Suite 500, Charlotte, North Carolina 28202.
ANNUAL REPORT
Our Annual Report for the year ended December 31, 2012 accompanies this proxy statement.
OTHER BUSINESS
We know of no other matter to come before the meeting. However, if any other matter requiring a vote of the shareholders should arise, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment.

FairPoint communications

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" each nominee listed in Item 1 and "FOR" Items 2 and 3.

1. ELECTION OF DIRECTORS:

01 - Dennis J. Austin	02 - Peter C. Gingold	03 - Edward D. Horowitz
04 - Michael J. Mahoney	05 - Michael K. Robinson	06 - Paul H. Sunu
07 - David L. Treadwell	08 - Wayne Wilson	

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

NOTE: THE PROXIES MAY ALSO VOTE ON OR TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 6 2 3 0 0 2

01MRTB

Important notice regarding the Internet availability of proxy materials for the annual meeting of shareholders.
The Proxy Statement and the 2012 Annual Report to Shareholders are also available at:
www.edocumentview.com/FRP

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

FairPoint communications

Proxy — FAIRPOINT COMMUNICATIONS, INC.

2013 Annual Meeting of Shareholders – June 3, 2013 – 11:00 a.m.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FAIRPOINT COMMUNICATIONS, INC.

The undersigned hereby appoints Ajay Sabherwal and Peter G. Nixon, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this ballot, all the shares of FairPoint Communications, Inc. common stock, par value $0.01 per share, which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2013 Annual Meeting of Shareholders of FairPoint Communications, Inc. to be held at The Westin Charlotte, 601 South College Street, Charlotte, North Carolina 28202 on Monday, June 3, 2013, at 11:00 a.m. EDT, or at any adjournment or postponement thereof (the "Annual Meeting"), with all powers which the undersigned would possess if present at the Annual Meeting.

The undersigned hereby acknowledges receipt of the notice of the Annual Meeting and the proxy statement furnished herewith, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

The shares represented by this proxy will be voted as specified, but if no specification is made, this proxy will be voted according to the Board of Directors recommendations of "FOR" each nominee listed in Item 1 and "FOR" Items 2 and 3, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.